SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant § 240.14a-12

WILSON GREATBATCH TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

[WILSON GREATBATCH LOGO]

April 29, 2005

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of Wilson Greatbatch Technologies, Inc. which will be held on Tuesday, May 24, 2005, at 10:00 a.m. at Samuel's Grande Manor, 8750 Main Street, Williamsville, New York 14221. A map containing directions to Samuel's Grande Manor is included on the enclosed proxy card for your convenience.

    Details of the business to be conducted at the Annual Meeting are given in the enclosed Notice of Annual Meeting and Proxy Statement. Included with the Proxy Statement is a copy of the company's 2004 Annual Report. We encourage you to read the Annual Report. It includes information on the company's operations, markets and products, as well as the company's audited financial statements.

    Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted. To make it easier for you to vote, we are offering Internet and telephone voting. The instructions included on your proxy card describe how to vote using these services. Of course, if you prefer, you can vote by mail by completing and signing your proxy card, and returning it in the enclosed postage-paid envelope provided.

    We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ Edward F. Voboril
EDWARD F. VOBORIL
Chairman of the Board, President
and Chief Executive Officer

WILSON GREATBATCH TECHNOLOGIES, INC.
9645 WEHRLE DRIVE
CLARENCE, NEW YORK 14031

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 24, 2005

To the Stockholders of Wilson Greatbatch Technologies, Inc.:

    The Annual Meeting of the Stockholders of Wilson Greatbatch Technologies, Inc. will be held at Samuel's Grande Manor, 8750 Main Street, Williamsville, New York 14221, on Tuesday, May 24, 2005, at 10:00 a.m. for the following purposes, to:

1. Elect eight directors.

2. Approve the adoption of the 2005 Stock Incentive Plan.

3. Approve an amendment to the company's Amended and Restated Certificate of Incorporation to change the company's name to Greatbatch, Inc.

4. Consider and act upon other matters that may properly come before the annual meeting.

    The Board of Directors has fixed the close of business on April 20, 2005, as the record date for determining the stockholders having the right to notice of and to vote at the annual meeting.

By Order of the Board of Directors,

Larry T. DeAngelo
Senior Vice President, Administration
and Secretary

Clarence, New York
April 29, 2005

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES BY TELEPHONE OR INTERNET AS DESCRIBED ON YOUR PROXY CARD OR BY COMPLETING AND SIGNING YOUR PROXY CARD AND PROMPTLY RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

WILSON GREATBATCH TECHNOLOGIES, INC.
9645 WEHRLE DRIVE
CLARENCE, NEW YORK 14031

PROXY STATEMENT

    This proxy statement and the accompanying form of proxy are being mailed on or about April 29, 2005 in connection with the solicitation by the Board of Directors of Wilson Greatbatch Technologies, Inc. of proxies to be voted at the Annual Meeting of Stockholders to be held at 10:00 a.m. on May 24, 2005, at Samuel's Grande Manor, 8750 Main Street, Williamsville, New York 14221, and any adjournments thereof.

    The company will bear the expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby. Proxies are being solicited principally by mail, by telephone and through the Internet. Mellon Investor Services LLC, or Mellon, has been retained by the company to solicit proxies from brokers, banks, nominees and other institutional holders and will provide consultation pertaining to the planning and organization of the solicitation. The company paid Mellon a fee of $8,500.00 for these services.

    You may change your vote and revoke your proxy at any time prior to exercise by filing an instrument with the Secretary of the company revoking it, by submitting a duly executed proxy bearing a later date or by request in person at the Annual Meeting. If your proxy is not revoked, the shares represented by your proxy will be voted according to your directions. If your proxy card is signed and returned without specifying voting directions, the shares represented by that proxy will be voted according to the recommendation of the board on each proposal.

    On April 20, 2005, the record date fixed by the board for the Annual Meeting, the company had outstanding _________ shares of common stock. Each outstanding share of common stock is entitled to one vote on all matters to be voted on by the stockholders at the Annual Meeting.

    The presence, in person or by proxy, of a majority of the shares outstanding on the record date will constitute a quorum at the Annual Meeting. Abstentions, directions to withhold authority and broker non-votes (which occur when brokers or nominees notify the company they have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining a quorum.

    Directors are elected by a plurality and the eight nominees who receive the most votes will be elected. Abstentions, directions to withhold authority and broker non-votes will be disregarded and will have no effect on the election of directors.

    The affirmative vote of a majority of the shares cast is required to approve the 2005 Incentive Stock Plan, provided that a majority of the outstanding shares are voted on the proposal. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a negative vote. Broker non-votes will have no effect on the adoption of the 2005 Incentive Stock Plan.

    The affirmative vote of a majority of the outstanding shares is required to approve the amendment to our Amended and Restated Certificate of Incorporation to change our name to Greatbatch, Inc. Abstentions will have the same effect as a negative vote and broker non-votes will have no effect on the vote to approve the name change.

    On June 29, 2004, the Wilson Greatbatch Technologies, Inc. Equity Plus Plan - 401(k) Retirement Plan, or the 401(k) Plan, and the Wilson Greatbatch Technologies Equity Plus Plan - Stock Bonus Plan, or Stock Bonus Plan, were merged into the Wilson Greatbatch Technologies, Inc. 401(k) Retirement Plan, or the Amended 401(k) Plan. An individual who has a beneficial interest in shares allocated to a WGT stock fund account under the Amended 401(k) Plan is being sent a proxy statement and a proxy card to vote the common stock allocated to that account. An individual with a beneficial interest in this plan may give directions to the trustee of the plan as to how the allocated shares should be voted by returning the proxy card or using the telephone or Internet voting methods.

SECURITY OWNERSHIP

    The following table sets forth information, as of April 6, 2005, regarding the beneficial ownership of the outstanding shares of the company's common stock by (i) each person known to the company to be the beneficial owner of more than 5% of the company's outstanding common stock, (ii) each director of the company, (iii) each executive officer named in the "Summary Compensation Table" in this proxy statement and (iv) all directors and such named executive officers as a group.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of Class
FMR Corp., Fidelity Management & Research Company, Edward C. Johnson 3d and Abigail P. Johnson (2).............................................................................................. 82 Devonshire Street Boston, MA 02109	2,780,100	____ %

Primecap Management Company (3)................................................................... 225 South Lake Avenue #400 Pasadena, CA 91101	2,352,600	____ %

Franklin Resources, Inc., Charles B. Johnson and Rupert H. Johnson, Jr. (4)..................................................................... One Franklin Parkway San Mateo, CA 94403	1,845,943	____ %

Capital Research and Management Company and SMALLCAP World Fund, Inc. (5).............................................................. 333 South Hope Street Los Angeles, CA 90071	1,646,800	____ %

Pioneer Global Asset Management S.p.A. (6)....................................................... Galleria San Carlo 6 20122 Milan, Italy	1,572,467	____ %

T. Rowe Price Associates, Inc. (7)...................................................................... 100 E. Pratt Street Baltimore, MD 21202	1,392,700	____ %

Barclays Global Investors, N.A. (8).....................................................................	1,257,142	____ %

Edward F. Voboril (9)......................................................................................	448,638	____ %

Pamela G. Bailey ...........................................................................................	2,496	*

Joseph A. Miller, Jr. .......................................................................................	0	*

Bill R. Sanford ...............................................................................................	30,000	*

Peter H. Soderberg ..........................................................................................	446	*

Thomas S. Summer ........................................................................................	1,000	*

William B. Summers, Jr. ................................................................................	1,000	*

John P. Wareham ...........................................................................................	0	*

Lawrence P. Reinhold (10) ...............................................................................	65,322	*

Thomas J. Hook (11) ......................................................................................	17,556	*

Larry T. DeAngelo (12) ...................................................................................	141,078	*

Thomas J. Mazza (13) .....................................................................................	5,187

All directors and Named Executive Officers as a group (12 persons) ...................................................................	712,760	____ %

* Less than one percent

(1)	Unless otherwise indicated, the address for all persons listed above is c/o Wilson Greatbatch Technologies, Inc., 9645 Wehrle Drive, Clarence, New York 14031.

(2)

FMR Corp., or FMR, Fidelity Management & Research Company, or Fidelity, Edward C. Johnson 3d, or E. Johnson, and Abigail P. Johnson filed a Schedule 13G dated February 10, 2005. The beneficial ownership information presented and the remainder of the information contained in this footnote is based solely on the Schedule 13G. Fidelity, a wholly-owned subsidiary of FMR and an investment adviser registered under Section 203 of Investment Advisers Act of 1940, or the Advisers Act, is the beneficial owner of 2,139,300 shares of the company's common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940, or the ICA. E. Johnson, FMR, through its control of Fidelity, and the Fidelity funds each has sole power to dispose of these 2,139,300 shares. Neither FMR nor E. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds. Through their ownership of voting common stock and the execution of a shareholders' voting agreement, members of the Johnson family may be deemed, under the ICA, to form a controlling group with respect to FMR.

(3)	Primecap Management Company filed a Schedule 13G dated March 31, 2005. The beneficial ownership information presented is based solely on the Schedule 13G.

(4)

Franklin Resources, Inc., or FRI, Charles B. Johnson and Rupert H. Johnson, Jr. filed a Schedule 13G dated February 14, 2005. The beneficial ownership information presented and the remainder of the information contained in this footnote is based solely on the Schedule 13G. The shares reported are beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect investment advisory subsidiaries. The adviser subsidiaries are granted all investment and/or voting power over the shares owned by such advisory clients. Therefore, the adviser subsidiaries may be deemed to be, for purposes of Rule 13d-3 under the Exchange Act, the beneficial owner of these shares. Charles B. Johnson and Rupert H. Johnson, Jr. are the principal shareholders of FRI and each own in excess of 10% of its outstanding common stock. FRI and these principal shareholders may be deemed to be, for purposes of Rule 13d-3 under the Exchange Act, the beneficial owner of securities held by persons and entities advised by FRI subsidiaries. FRI, these principal shareholders and each of the adviser subsidiaries disclaim any economic interest or beneficial ownership in any of the shares covered by the Schedule 13G. FRI, these principal shareholders and each of the adviser subsidiaries are of the view that they are not acting as a "group" for purposes of Section 13(d) under the Exchange Act and that they are not otherwise required to attribute to each other the beneficial ownership of shares held by any of them or by any persons or entities advised by FRI subsidiaries.

(5)

Capital Research and Management Company, or CRMC, and SMALLCAP World Fund, Inc. filed a Schedule 13G on February 14, 2005. The beneficial ownership information presented is based solely on the Schedule 13G. CRMC, an investment adviser registered under Section 203 of the Advisers Act, is the beneficial owner of 1,646,800 shares of the company's common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the ICA. SMALLCAP World Fund, Inc. is an investment company registered under the ICA and advised by CRMC.

(6)	Pioneer Global Asset Management S.p.A. filed a Schedule 13G dated February 10, 2005. The beneficial ownership information presented is based solely on the Schedule 13G.

(7)

T. Rowe Price Associates, Inc. filed a Schedule 13G dated February 14, 2005 as an investment advisor registered under Section 203 of the Advisers Act. The beneficial ownership information presented is based solely on the Schedule 13G.

(8)

Barclays Global Investors, N.A., Barclays Global Fund Advisors, Barclays Global Investors, Ltd., Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Life Assurance Company Limited, Barclays Bank PLC, Barclays Capital Securities Limited, Barclays Capital Inc., Barclays Private Bank & Trust (Isle of Man) Limited, Barclays Private Bank and Trust (Jersey) Limited, Barclays Bank Trust Company Limited, Barclays Bank (Suisse) SA, Barclays Private Bank Limited, Bronco (Barclays Cayman) Limited, Palomino Limited and Hymf Limited filed a Schedule 13G on February 14, 2005. The beneficial ownership information presented is based solely on the Schedule 13G. In the Schedule 13G, the reporting entities do not affirm the existence of a group. The Schedule 13G discloses that the reporting entities, taken as a whole, are the beneficial owner of 1,257,142 shares and did not have shared power as to any shares.

(9)

Includes (i) 295,864 shares Mr. Voboril has the right to acquire pursuant to options exercisable currently or within 60 days after April 6, 2005, (ii) 26,787 shares awarded to Mr. Voboril under the company's 2002 restricted stock plan, none of which have vested, and (iii) 4,269 shares allocated to Mr. Voboril's account under the Amended 401(k) Plan.

(10)

Includes (i) 48,149 shares Mr. Reinhold has the right to acquire pursuant to options exercisable currently or within 60 days after April 6, 2005, (ii) 7,454 shares awarded to Mr. Reinhold under the company's 2002 restricted stock plan, none of which have vested, and (iii) 1,335 shares allocated to Mr. Reinhold's account under the Amended 401(k) Plan.

(11)

Represents (i) 7,800 shares Mr. Hook has the right to acquire pursuant to options exercisable currently or within 60 days after April 6, 2005, (ii) 9,454 shares awarded to Mr. Hook under the company's 2002 restricted stock plan, none of which have vested, and (iii) 302 shares allocated to Mr. Hook's account under the Amended 401(k) Plan.

(12)

Includes (i) 64,974 shares Mr. DeAngelo has the right to acquire pursuant to options exercisable currently or within 60 days after April 6, 2005, (ii) 9,789 shares awarded to Mr. DeAngelo under the company's 2002 restricted stock plan, none of which have vested, and (iii) 3,921 shares allocated to Mr. DeAngelo's account under the Amended 401(k) Plan.

(13)

Represents (i) 2,798 shares Mr. Mazza has the right to acquire pursuant to options exercisable currently or within 60 days after April 6, 2005, (ii) 1,881 shares awarded to Mr. Mazza under the company's 2002 restricted stock plan and (iii) 508 shares allocated to Mr. Mazza's account under the Amended 401(k) Plan.

PROPOSAL 1

ELECTION OF DIRECTORS

    The company's directors are elected annually to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified. When your proxy is submitted, the shares it represents will be voted in accordance with the direction indicated, or, if no direction is indicated, the shares will be voted in favor of the election of the nominees identified below. The company expects each nominee to be able to serve, if elected, but if any nominee notifies the company before the Annual Meeting that he or she is unable to do so, then the proxies will be voted for such other person as the board shall designate.

    Information regarding the nominees standing for election as directors is set forth below:

Name	Age	Position and Office with the Company	Director Since
Edward F. Voboril	62	Chairman of the Board, President and Chief	1997
		Executive Officer
Pamela G. Bailey	56	Director	2002
Joseph A. Miller	63	Director	2003
Bill R. Sanford	61	Director	2000
Peter H. Soderberg	59	Director	2002
Thomas S. Summer	51	Director	2003
William B. Summers, Jr.	54	Director	2001
John P. Wareham	63	Director	2004

    Edward F. Voboril has served as President and Chief Executive Officer of the company and its predecessor since December 1990. Mr. Voboril became Chairman of the Board of Directors in July 1997. Mr. Voboril currently serves on the board of Analogic Corporation, an electronics company, and on the audit and compensation committees of that board. Mr. Voboril currently serves as a member of the board of the Advanced Medical Technology Association, or AdvaMed. He also serves on the board of the Buffalo Niagara Partnership

    Pamela G. Bailey has served as a director since July 2002. Mrs. Bailey currently serves as President and CEO of the Cosmetic, Toiletry and Fragrance Association, a Washington, DC based trade association. Mrs. Bailey served as President and CEO of AdvaMed from June 1999 to April 2005. Mrs. Bailey serves on the board of Albertson's, Inc., one of the world's largest food and drug retailers, and on the audit committee and the management and compensation committee of that board.

    Joseph A. Miller, Jr. has served as a director since December 2003. Dr. Miller has been Executive Vice President for Corning, Inc. since 2001. Before joining Corning, he served as Senior Vice President of E.I. DuPont de Nemours from 1999 to 2001. Dr. Miller also serves on the board of Avanex Corporation and on the audit and compensation committees of that board and the board of Dow Corning Corporation and the corporate responsibility committee of that board.

    Bill R. Sanford has served as a director since October 2000. Mr. Sanford is the Founder and Chairman of Symark LLC, a technology commercialization and business development company. He is Executive Founder, and from April 1987 to August 2000, was Chairman of the board and Chief Executive Officer of STERIS Corporation, a global provider of infection prevention and therapy support systems, products, services and technologies. Mr. Sanford serves on the board of KeyCorp and on the executive and audit committees of that board. He is also a director of several early stage private technology companies.

    Peter H. Soderberg has served as a director since March 2002. Mr. Soderberg has been President and Chief Executive Officer of Welch Allyn, Inc. since January 2000. Before that, he was Chief Operating Officer of Welch Allyn's medical products business. Prior to joining Welch Allyn in 1993, Mr. Soderberg was employed by Johnson & Johnson. Mr. Soderberg serves on the board of AdvaMed. He also serves on the board of Hillenbrand Industries, Inc. and on the compensation/organization development and the nominating/governance committees of that board.

    Thomas S. Summer has served as a director since November 2003. Mr. Summer has been Executive Vice President and Chief Financial Officer of Constellation Brands, Inc. since April 1997. He serves on the board of Home Properties, Inc. and on the audit committee of that board.

    William B. Summers, Jr. has served as a director since July 2001. Mr. Summers has served as Chairman of McDonald Investments, Inc., a KeyCorp company, since 1995. In 1998, Mr. Summers became an Executive Vice President of KeyCorp, Chairman of Key Capital Partners and a member of the KeyCorp Management Committee, positions he held until 2000. He is a member of the Board of Executives of the New York Stock Exchange. He also serves on the board of RPM, Inc. and Developers Diversified Realty, Inc. Mr. Summers is a member of the audit committee of RPM, Inc. and the audit, compensation and nominating committees of Developers Diversified Realty, Inc. He also serves on the advisory board of Molded Fiberglass Companies.

    John P. Wareham has served as a director since 2004. On April 7, 2005, Mr. Wareham retired as Beckman Coulter, Inc.'s Chairman and Chief Executive Officer. Mr. Wareham joined Beckman Coulter as its Vice President-Diagnostics Systems Group in 1984. Mr. Wareham is a member of the board of STERIS Corporation, AdvaMed, the Manufacturers Alliance/MAPI, the National Association of Manufacturers and the California Healthcare Institute. He is also on the advisory board of The John Henry Foundation and is a member of the Center for Corporate Innovation, the University of California at Irvine Chief Executive Roundtable and the Advisory Council of the Keck Graduate Institute of Applied Life Sciences.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

PROPOSAL 2

APPROVAL OF THE 2005 STOCK INCENTIVE PLAN

    We are requesting that the stockholders vote in favor of adopting the 2005 Stock Incentive Plan, or the 2005 Plan, which was approved by the board on February 21, 2005, subject to approval of our stockholders. If adopted, the 2005 Plan will supplement our existing stock option and restricted stock plans in providing stock-based incentive compensation to select employees (including employees who are also directors and prospective employees conditioned on their becoming employees) and non-employee directors, consultants and service providers. As of April 11, 2005, 89,234 1487: shares were available for awards under our 1997 and 1998 stock option plans, 12,500 shares were available under our directors stock option plan and 115,927 shares were available under our restricted stock plan. The 2005 Plan was designed by the board, with the assistance of an outside compensation consultant, as part of a comprehensive compensation strategy to provide a long-term incentive for employees and non-employees to contribute to the growth of the company and attain specified performance goals. The following summary is qualified by reference to the full text of the 2005 Plan set forth as Exhibit A.

    Approval of the 2005 Plan is intended to enable the company to achieve the following objectives:

1.	The continued ability to offer stock-based incentive compensation to substantially all of the company's eligible employees (including employees who are also directors and prospective employees conditioned on their becoming employees) and non-employee directors, consultants and service providers, while maintaining our annual number of share awards, or run rate, and the dilutive effect of our share award grants below the 25% percentile of our peers.

2.	The ability to utilize various equity vehicles, including stock options, stock appreciation rights, restricted stock or restricted stock units, performance-based awards or stock bonuses, as deemed appropriate by the Compensation and Organization Committee to maintain the company's competitive ability to attract, retain and motivate employees and non-employees at all levels. A stock option is the right to purchase a certain number of shares of stock, at a certain exercise price, in the future. A stock appreciation right is the right to receive the net of the market price of a share of stock and the exercise price of the right, in stock, in the future. Restricted stock is a share award conditioned upon continued employment, the passage of time or the achievement of performance objectives. A restricted stock unit is the right to receive the market price of a share of stock in stock in the future. A stock bonus is a bonus payable in shares of the company's stock.

3.	The furtherance of many compensation and governance best practices. The 2005 Plan does not permit stock option repricing, the use of discounted stock or options or reload option grants, the adding back of shares used to pay the exercise price of awards or to be used to satisfy tax withholding obligations, and contains no evergreen features which would provide for automatic replenishment of authorized shares under the Plan. The 2005 Plan also provides that no more than 100,000 options or stock appreciation rights may be issued to any person in any fiscal year, and limits the number of awards of restricted stock or restricted stock units to 150,000 in any fiscal year.

Purpose of 2005 Plan

    The 2005 Plan will allow the company, under the direction of the Compensation and Organization Committee, to make grants of stock options, restricted stock, restricted stock units and stock appreciation rights, any of which may or may not require the satisfaction of performance objectives, to employees and to non-employee directors and service providers. The purpose of these stock awards is to attract and retain talented employees and the services of select non-employees, further align employee and stockholder interests and closely link employee compensation with company performance. If approved, the proposed 2005 Plan will provide an essential component of the total compensation package offered to employees, reflecting the importance that the company places on motivating superior results with long-term, performance-based incentives.

Key Terms

    The following is a summary of the key provisions of the 2005 Plan.
Plan Term:	February 21, 2005 to February 20, 2015.

Eligible Participants:	Employees of the company (including employees who are also directors and prospective employees conditioned on their becoming employees), non-employee consultants or service providers and non-employee directors of the company as the Compensation and Organization Committee designates from time to time.

Shares Authorized:	1,000,000, subject to adjustment only to reflect stock splits and similar events. Shares which are used to pay the exercise price of a stock option and shares withheld to satisfy tax withholding obligations will not be available for further grants under the 2005 Plan.

Shares Authorized as a Percent of Outstanding Common Stock:	____________%

Award Types:	(1) Non-qualified and incentive stock options

(2) Restricted stock

(3) Restricted stock units

(4) Stock appreciation rights

(5) Stock bonuses

Award Terms:	Stock options and stock appreciation rights will have a term no longer than ten years.

162(m) Share Limits:	So that awards may qualify under Section 162(m) of the Code, which permits performance-based compensation meeting the requirements established by the IRS to be excluded from the limitation on deductibility of compensation in excess of $1 million paid to certain specified senior executives, the 2005 Plan limits awards to individual participants to no more than 100,000 shares subject to stock options or stock appreciation rights to an individual participant annually.

Shares Authorized for Stock Options or Stock Appreciation Rights	Maximum of 1,000,000 shares issued as either non-qualified or incentive stock options or stock appreciation rights.

Shares Authorized; for Restricted Stock or Restricted Stock Units or Stock Bonuses:	Maximum of 400,000 shares and no more than 150,000 shares of restricted stock or restricted stock units will be issued in any fiscal year.

Vesting:	Determined by the Compensation and Organization Committee (subject to exceptions for death or change of control).

Not Permitted:	(1) Granting stock options or stock appreciation rights at a price below market price on the date of grant.

(2) Repricing the exercise price of a stock option or stock appreciation right without stockholder approval.

(3)	Granting more than 150,000 shares of restricted stock or restricted stock units in any fiscal year.

(4)	Granting stock options or stock appreciation rights to any one employee during any fiscal year in excess of 100,000 shares.

Eligibility

    Employees of the company and its subsidiaries (including employees who are also directors and prospective employees conditioned on their becoming employees), and non-employee directors, consultants, or service providers are eligible to receive awards under the 2005 Plan. The Compensation and Organization Committee will determine who will participate in the 2005 Plan.

Awards

    The 2005 Plan allows the Compensation and Organization Committee to grant stock options, stock appreciation rights, restricted stock, stock units or stock bonuses, any or all of which may be made contingent upon the achievement of performance criteria. [Subject to plan limits, the Compensation and Organization Committee has the discretionary authority to determine significant level of pay-for-performance requirements already incorporated into its compensation practices.]

Vesting and Exercise of Stock Options

    The exercise price of stock options granted under the 2005 Plan may not be less than the market value (generally, the closing price per share) of the common stock on the date of grant. As of April 11, 2005, the closing price per share of the company's stock was $17.52 per share. The option term may not be longer than ten years. The Compensation and Organization Committee will determine at the time of grant when each stock option becomes exercisable and, unless otherwise specified by the grant, no stock option may be exercised less than one year from the date of grant (except upon change of control). The Company may require, prior to issuing stock under the 2005 Plan, that the participant remit an amount in cash or common stock sufficient to satisfy tax withholding requirements. Unless otherwise specified in the grant, upon the occurrence of a change of control, each option will be immediately exercisable.

Vesting and Exercise of Stock Appreciation Rights

    Stock appreciation rights granted under the 2005 Plan represent a right to receive payment in stock equal to the excess of the fair market value of shares of common stock on the exercise date over the exercise price. The exercise price of stock appreciation rights granted under the 2005 Plan may not be less than the market value (generally, the closing price per share) of the common stock on the date of grant. As of April 11, 2005, the closing price per share of the company's stock was $17.52 per share. The Compensation and Organization Committee will determine at the time of grant when each stock appreciation right becomes exercisable, and, unless otherwise specified by the grant, no stock appreciation right may be exercised less than one year from the date of grant (except upon change of control). The Company may require, prior to issuing stock under the 2005 Plan, that the participant remit an amount in cash or common stock sufficient to satisfy tax withholding requirements. Unless otherwise specified in the grant, upon the occurrence of a change of control, each option will be immediately exercisable.

Vesting of Restricted Stock and Stock Unit Awards

    The Compensation and Organization Committee may make the grant, issuance, retention and/or vesting of restricted stock and restricted stock unit awards contingent upon continued employment with the company, the passage of time, or such performance criteria and the level of achievement versus such criteria as it deems appropriate. Except in the case of change of control, restricted stock and stock unit awards that are contingent upon the achievement of performance objectives shall not vest in less than one year from the date of grant unless expressly stated in the grant. Unless otherwise specified in the grant, upon the occurrence of a change of control, each share of restricted stock and restricted share unit will be immediately vested.

Eligibility Under Section 162(m)

    Awards may, but need not, include performance criteria that satisfy Section 162(m) of the Code. To the extent that awards are intended to qualify as "performance-based compensation" under Section 162(m), the performance criteria may be one of the following criteria, either individually, alternatively or in any combination, applied to either the company as a whole or to a business unit or subsidiary, either individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Compensation and Organization Committee in the award: net earnings, sales or revenue, operating earnings or income, cash flow return on capital, return on stockholders' equity, return on capital, return on sales, productivity, margins, cost reductions or savings, working capital, price per share of company stock, economic value-added, net income, cash flow, return on investment, return on assets or net assets, stockholder returns, gross or net profit margin, expense, operating efficiency, customer satisfaction, earnings or diluted earnings per share and market share.

    To the extent that an award under the 2005 Plan is designated as a "performance award," but is not intended to qualify as performance-based compensation under Section 162(m), the performance criteria can also include other objectives as determined by the Compensation and Organization Committee.

    The Compensation and Organization Committee may appropriately adjust any evaluation and performance under the performance criteria described above to exclude any of the following events that occur during a performance period: any unusual or extraordinary corporate item, transaction, event or development; any other unusual or nonrecurring events affecting the company (determined consistent with U.S. Generally Accepted Accounting Principles), or the financing statements of the company; or changes in applicable laws, regulations, accounting principles, or business conditions.

    Notwithstanding satisfaction of any completion of any performance criteria described above, the number of shares of stock or other benefits granted, issued, retainable and/or vested under an award on account of satisfaction of performance criteria may be reduced by the Compensation and Organization Committee on the basis of such further considerations as the Compensation and Organization Committee determines in its sole discretion.

Transferability

    Awards granted under the 2005 Plan generally are not transferable except by will or the laws of descent and distribution.

Administration

    The Compensation and Organization Committee, which is made up entirely of independent directors, will administer the 2005 Plan. The Compensation and Organization Committee will select the employees and non-employees who receive awards, determine the number of shares covered thereby, and, subject to the terms and limitations expressly set forth in the 2005 Plan, establish the terms, conditions and other provisions of the grants. The Compensation and Organization Committee may interpret the 2005 Plan and establish, amend and rescind any of its rules relating to the 2005 Plan.

Amendments

    The board may, at any time, suspend or terminate the 2005 Plan or revise or amend it in any respect whatsoever; provided, however, that stockholder approval shall be required if and to the extent required by Rule 16b-3 or by any comparable or successor exemption under which the board believes it is appropriate for the 2005 Plan to qualify, or if and to the extent the board determines that such approval is appropriate for purposes of satisfying Section 162(m), Section 422 or Section 409A of the Code or any applicable rule or listing standard of any stock exchange, automated quotation system or similar organization. Nothing in the 2005 Plan restricts the Compensation and Organization Committee's ability to exercise its discretionary authority to administer the plan as provided in the 2005 Plan, which discretion may be exercised without amendment to the 2005 Plan. No action may, without the consent of a participant, reduce the participant's rights under any outstanding grant.

Adjustments

    The impact of a person becoming a beneficial owner of more than 50% of the total voting power of all stock of the company entitled to vote for the directors of the company, a merger, sale of all or substantially all of the assets of the company in one transaction or a series of related transactions, or other reorganization of the company on the outstanding stock options, stock appreciation rights, restricted stock, restricted stock units and stock bonuses granted under the 2005 Plan shall be specified in the agreement relating to these events, subject to limitations and restrictions set forth in the 2005 Plan. Such agreement may provide for, among other things, assumption of outstanding awards, accelerated vesting or accelerated expiration of outstanding awards, or settlement of outstanding awards in cash.

U.S. Tax Consequences

    Stock option grants under the 2005 Plan may be intended to qualify as incentive stock options under Section 422 of the Code or may be non-qualified stock options governed by Section 83 of the Code. Generally, no federal income tax is payable by a participant upon the grant of a stock option and no deduction is taken by the company. Under current tax laws, if a participant exercises a non-qualified stock option, he or she will have taxable income equal to the difference between the market price of the stock on the exercise date and the stock option grant price. The company will be entitled to a corresponding deduction on its income tax return. A participant will have no taxable income upon exercising an incentive stock option if the shares received are held for the applicable holding periods (except that alternative minimum tax may apply), and the company will receive no deduction when an incentive stock option is exercised. The treatment for a participant of a disposition of shares acquired through the exercise of an option depends on how long the shares were held and on whether the shares were acquired by exercising an incentive stock option or a non-qualified stock option. The company may be entitled to a deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable holding periods have been satisfied.

    Restricted stock and restricted stock units are also governed by Section 83 of the Code. Generally, no taxes are due when the award is made, but the award becomes taxable when it is no longer subject to a "substantial risk of forfeiture" (i.e., becomes vested or transferable). Income tax is paid on the value of the stock or units at ordinary rates when the restrictions lapse, and then at capital gains rates when the shares are sold.

    The grant of a stock appreciation right will not result in income for the participant or in a tax deduction for the company. Upon the settlement of such a right, the participant will recognize ordinary income equal to the aggregate value of the payment received, and the company generally will be entitled to a tax deduction in the same amount.

    In general, participants will recognize ordinary income upon the receipt of shares or cash with respect to other awards granted under the 2005 Plan and the company will become entitled to a deduction at such time equal to the amount of income recognized by the participant.

    As described above, awards granted under the 2005 Plan may qualify as "performance-based compensation" under Section 162(m) in order to preserve federal income tax deductions by the company with respect to annual compensation required to be taken into account under Section 162(m) that is in excess of $1 million and paid to one of the company's most highly compensated executive officers. To so qualify, options and other awards must be granted under the 2005 Plan by a committee consisting of two or more "outside directors" (as defined under Section 162 regulations) and satisfy the 2005 Plan's limit on the total number of shares that may be awarded to any one participant during any calendar year. In addition, for awards other than options to qualify, the grant, issuance, vesting or retention of the award must be contingent upon satisfying one or more of the performance criteria described above, as established and certified by a committee consisting solely of two or more "outside directors."

    The foregoing is only a summary of the effect of federal income taxation on the participant and the company under the 2005 Plan. It does not purport to be complete and does not discuss the tax consequences arising in the context of a participant's death or the income tax laws of any municipality, state or foreign country in which the participant's income may be taxable.

Plan Benefits

    On February 11, 2005, Mr. Hook was awarded 7,000 shares of restricted stock under the 2005 Plan with a value of $118,930 as of the grant date, subject to approval of the 2005 Plan by the company's shareholders. Restrictions on these shares will lapse upon the earlier of the company reaching certain performance criteria or February 11, 2012.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
"FOR" THE ADOPTION OF THE
2005 STOCK INCENTIVE PLAN

PROPOSAL 3

AMENDMENT TO CERTIFICATE OF INCORPORATION TO
CHANGE NAME TO GREATBATCH, INC.

    The board has determined that the company's name should be changed to Greatbatch, Inc. The purpose of the name change is to reflect the developments in the breadth and scope of the company's business over the past decade.

    The company was named after Wilson Greatbatch, the inventor of the implantable cardiac pacemaker and founder of the company's wholly owned subsidiary, Wilson Greatbatch Ltd., in 1970.

    In 1997, the company was incorporated in connection with a management-led buyout of Wilson Greatbatch Ltd. Since then, the company has become a leading developer and manufacturer of not only batteries, but also capacitors, filtered feed throughs, engineered components and enclosures used in implantable medical devices. The company also develops and manufactures high performance batteries and battery packs used in demanding non-medical applications.

    The board has concluded that Wilson Greatbatch is more closely associated with his invention of the implantable cardiac pacemaker and related implantable batteries. The board believes that the name Greatbatch, Inc. is more representative of the company's current broad technology offerings while also sustaining the important link to Mr. Greatbatch.

    Changing the corporate name in the manner proposed will not change the company's corporate structure.

    The board has reserved the right, in the exercise of its discretion, to withdraw this proposal from consideration by stockholders prior to the holding of the Annual Meeting. Furthermore, the board has also reserved the right, in the exercise of its discretion, to abandon such proposed amendment without further action by the stockholders at any time prior to the effectiveness of the filing of the amendment with the Secretary of State of the State of Delaware, notwithstanding approval of the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE "FOR" THE AMENDMENT TO CERTIFICATE OF INCORPORATION
TO CHANGE THE COMPANY'S NAME TO GREATBATCH, INC.

Corporate Governance and Board Matters

    The business of the company is managed under the direction of the board. In June 2003, the board adopted Corporate Governance Guidelines for the company. These Guidelines reflect the company's commitment to good corporate governance. The full text of the Guidelines is posted on the Investor Resource Center section of the company's website at www.greatbatch.com.

    The board has also adopted a Code of Business Conduct and Ethics for all directors, executive officers and employees of the company. The full text of the Code is posted on the Investor Resource Center section of the company's website.

Board Independence, Meetings and Committees of the Board

    The board evaluates each director's independence in accordance with criteria set forth in the company's Corporate Governance Guidelines, which provide that a director is independent if he or she is neither a current nor former employee or officer of the company and does not receive any remuneration from the company, either directly or indirectly, in any capacity other than as a director, and is not a partner or controlling shareholder or executive officer of any organization that has a business relationship with the company. Applying these criteria the board has determined that all of its members, other than Mr. Voboril, are "independent." The board has standing Audit, Compensation and Organization, Corporate Governance and Nominating and Science and Technology Development Committees. Each committee has a written charter posted on the Investor Resource Center section of the company's website.

    The board held seven meetings in 2004 of which two were held telephonically. Each director attended at least 75% of the meetings of the board and meetings of the committees of the board on which each director served.

    The Audit Committee consists of Messrs. Summer (Chair), Summers and Wareham. The Audit Committee's primary purpose is assisting the board in overseeing the (i) integrity of the company's financial statements, (ii) company's compliance with legal and regulatory requirements, (iii) company's independent auditor's qualifications and independence, (iv) performance of the company's internal audit function and independent auditor and (v) company's system of disclosure controls and system of internal controls regarding finance, accounting, legal compliance and ethics that management and the board have established. The Audit Committee had ten meetings in 2004.

    The Compensation and Organization Committee consists of Messrs. Summers (Chair), Summer and Soderberg. The Compensation and Organization Committee's primary purpose is establishing the company's executive compensation philosophy that will attract, retain and motivate superior executives and ensure that senior executives of the company and its wholly owned subsidiaries are compensated appropriately in a manner consistent with the compensation philosophy, internal equity considerations, competitive practice and the requirements of the appropriate regulatory bodies. The Compensation and Organization Committee also administers the company's 1997 and 1998 stock option plans, the company's non-employee director stock incentive plan and the company's 2002 restricted stock plan. The Compensation and Organization Committee had seven meetings in 2004.

    The Corporate Governance and Nominating Committee consists of Messrs. Soderberg (Chair), Sanford, Dr. Miller and Mrs. Bailey. The Corporate Governance and Nominating Committee identifies qualified individuals to become members of the board, recommends to the board the selection of director nominees, develops and recommends to the board a set of corporate governance principles applicable to the company, evaluates the effectiveness of the board and establishes corporate governance principles. The Corporate Governance and Nominating Committee reviews with the board, on an annual basis, the composition of the board, and whether the company is being well served by the directors taking into account their independence, age, skills, experience and availability for service. The Corporate Governance and Nominating Committee recommends director nominees to the board considering the factors discussed above, provided that no director may sit on the board of, or beneficially own stock in (other than through mutual funds or similar non-discretionary, undirected arrangement), any of the company's competitors in its principal lines of business. The Corporate Governance and Nominating Committee may, and has sole authority to, retain a search firm to assist in identifying qualified director candidates. The Corporate Governance and Nominating Committee's policy is to consider director candidates recommended from all sources, including stockholder recommendations, to the extent those candidates will improve the board's composition based on the factors discussed above. The Corporate Governance and Nominating Committee uses the same process for evaluating candidates for director regardless of the source of the recommendation. Stockholders wishing to submit recommendations for candidates to the board must supply information in writing regarding the candidate to the Corporate Governance and Nominating Committee at the company's executive offices in Clarence, New York. The information should include, at minimum, the candidate's name, biographical information, qualifications and availability for service. The Corporate Governance and Nominating Committee had five meetings in 2004.

    The Science and Technology Development Committee consists of Dr. Miller (Chair), Mr. Wareham and Mrs. Bailey. The Science and Technology Development Committee periodically examines management's direction and investment in the company's research and development, as well as in its technology initiatives and advises the board on scientific matters that include major internal projects, interaction with academic and other outside research organizations and the acquisition of technologies and products. The Science and Technology Development Committee had three meetings in 2004.

Executive Sessions of the Board

    The independent non-management directors, consisting of all current directors except for Mr. Voboril, meet without management at regularly scheduled executive sessions at the conclusion of each regular quarterly board meeting and at such other times as they deem appropriate. Mr. Sanford acts as lead independent director at all executive sessions.

Communications with the Board

    Any stockholder who wishes to communicate with board members or with the lead independent director may do so electronically by sending an e-mail to Messrs. Sanford or Summer via the Whistleblower Information page of the Investor Resource Center section of the company's website found at www.greatbatch.com, by leaving a confidential voicemail message for either Mr. Sanford (716-759-5501) or Mr. Summer (716-759-5508), or by writing to the following address: Board of Directors, Wilson Greatbatch Technologies, Inc., 9645 Wehrle Drive, Clarence, NY 14031.

Compensation of Directors

    The company pays an annual retainer paid in full shares of the company's stock closest to the value of $20,000 for the lead director and $10,000 for each other director who are not full-time employees of the company or any of its affiliates. This annual retainer will be paid in the month of January based upon completion of the prior year of service and based upon the price of the company's stock recorded as of the close of business on the last trading day of the prior calendar year. Partial year appointments will receive a pro-rata annual retainer based upon the number of months of service in the appointment year. All shares of stock are issued from the company's authorized and unissued shares and are issued without registration. Therefore all such stock must be held by the director for a minimum of one year after receipt. Non-employee directors also receive a (i) $3,000 fee for attendance in person at meetings of the board and a $l,000 fee if attended telephonically and (ii) $2,000 fee for attendance in person at meetings of a committee of the board and a $1,000 fee if attended telephonically. In the case of a committee chairperson or the lead independent director, the fee payable to the non-employee director is $4,000 if attended in person and $2,000 if attended telephonically. In addition, all directors are reimbursed for travel expenses and other out-of-pocket costs incurred by themselves and their spouses in connection with attendance at meetings, although incremental expenses attributed to spouses are taxable income to the directors. Non-employee directors of the company also receive benefits under the company's non-employee director stock incentive plan. Benefits under the plan are granted as options to purchase shares of the company's common stock or retainer stock awards. Retainer stock awards are stock awards granted to the director at his or her request in lieu of receiving all or a portion of the annual cash retainer described above. On the effective date of the plan and the date that an individual first becomes a non-employee director, each such director is automatically granted an option to purchase 5,000 shares of the company's common stock. In addition, the board may, in its discretion, grant additional stock options to non-employee directors from time to time.

EXECUTIVE OFFICERS

    The company's principal executive officers, and their respective ages and positions as of April 29, 2005, are as follows:

Name	Age	Position
Edward F. Voboril*	62	Chairman of the Board, President and Chief Executive Officer
Lawrence P. Reinhold	45	Executive Vice President and Chief Financial Officer
Thomas J. Hook	42	Executive Vice President and Chief Operating Officer
Larry T. DeAngelo	58	Senior Vice President, Administration and Secretary
Thomas J. Mazza	51	Vice President and Corporate Controller

* Mr. Voboril's biographical information is provided above under "Proposal 1. Election of Directors."

    Lawrence P. Reinhold has served as the company's Executive Vice President and Chief Financial Officer since June 2002. During 2001, Mr. Reinhold was Executive Vice President and Chief Financial Officer of Critical Path, Inc. From 1982 to 2000, Mr. Reinhold served in a variety of positions with PricewaterhouseCoopers, most recently as Managing Partner of its Technology, Information/Communications and Entertainment/Media Practice in the Midwest region of the United States.

    Thomas J. Hook has served as the Company's Executive Vice President and Chief Operating Officer since September 2004. Beginning in 2002, Mr. Hook was employed by CTI Molecular Imaging where he had served most recently as President, CTI Solutions Group. From March 2000 to July 2002, Mr. Hook was General Manager, Functional and Molecular Imaging for General Electric Medical Systems. From 1997 to 2000, Mr. Hook worked for the Van Owen Group Acquisition Company and earlier, Duracell, Inc.

    Larry T. DeAngelo has served as the company's Senior Vice President, Administration, since December 2000 and as Secretary since July 1997. Mr. DeAngelo also served as Vice President, Administration of the company and the company's predecessor from November 1991 to December 2000. Prior to joining the company's predecessor, Mr. DeAngelo was the Director of International Human Resources of Rockwell International Corporation. Mr. DeAngelo is currently a member of the Payment and Health Care Delivery Committee of AdvaMed and both a director of the Buffalo Hearing and Speech Center (a non-profit organization) and member of its audit committee.

    Thomas J. Mazza has served as the company's Vice President and Corporate Controller since November 2003. Prior to joining the company, Mr. Mazza served in a variety of financial roles since 1978 with Foster Wheeler Ltd. including serving as Vice President and Corporate Controller; Principal Accounting Officer; Vice President, Financial Systems; and Vice President, Financial Planning and Analysis.

EXECUTIVE COMPENSATION

    The following table discloses compensation for the company's 2004, 2003 and 2002 fiscal years received by the company's Chairman of the Board, President and Chief Executive Officer and by the company's four most highly compensated executive officers (other than the Chief Executive Officer) who served as such at the close of fiscal year 2004, referred to in this proxy statement as the Named Executive Officers.

SUMMARY COMPENSATION TABLE

		Annual Compensation
					Awards
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation (1)	Restricted Stock Awards(2)	Securities Underlying Options	All Other Compensation (3)
Edward F. Voboril	2004	$416,923	$100,000 (4)	$--	5,000	61,500	$14,305
Chairman of the Board,	2003	$356,846	$495,000 (5)	$--	5,000	67,500	$14,200
President and	2002	$351,250	$100,000 (6)	$--	25,000	83,063	$40,200
Chief Executive Officer

Lawrence P. Reinhold (8)	2004	$318,269	$170,100 (4)	$--	1,000	12,300	$14,305
Executive Vice President and	2003	$285,192	$332,100 (5)	$141,046	1,000	13,500	$14,200
Chief Financial Officer	2002	$153,365	$45,000 (6)	$--	1,000	82,320	$17,631

Thomas J. Hook (9)	2004	$103,750	$-	$54,899	5,000	50,000	$7,026
Executive Vice President and
Chief Operating Officer

Larry T. DeAngelo	2004	$239,231	$129,000 (4)	$--	1,000	12,300	$14,305
Senior Vice President,	2003	$214,623	$243,600 (5)	$--	1,000	13,500	$14,200
Administration and Secretary	2002	$181,000	$50,000 (6)	$--	4,500	19,337	$38,296

Thomas J. Mazza	2004	$175,000	$79,600 (4)	$29,628	200	2,800	$12,425
Vice President and	2003	$26,923	$20,000 (7)	$--	--	4,665	$1,346
Corporate Controller

(1)

Represents payments made for relocation expenses. No other annual compensation is reported for the Named Executive Officers because perquisites and personal benefits otherwise did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for these officers.

(2)

Each Named Executive Officer has the right to vote the shares of restricted stock and to receive any dividends paid on such shares. There were 40,300 restricted stock holdings in the aggregate with a fair market value of $903,526 at the end of fiscal year 2004. On October 1, 2004, Messrs. Voboril, Reinhold, DeAngelo, and Mazza were awarded 5000, 1000, 1000, and 200 shares of restricted common stock, respectively, and on October 5, 2004, Mr. Hook was awarded 5000 shares pursuant to the company's 2002 restricted stock plan; restrictions on these shares will lapse on the earlier of the date that annual diluted earnings per share (EPS) reaches $2.88, or October 1, 2011 for Messrs. Voboril, Reinhold,

DeAngelo, and Mazza, respectively or October 5, 2011 for Mr. Hook. At the end of fiscal year 2004 the value of these shares was $112,100 for Messrs. Voboril and Hook, $22,420 for Messrs. Reinhold and DeAngelo, and $4,484 for Mr. Mazza. On November 1, 2003, Messrs. Voboril, Reinhold, and DeAngelo were awarded 5000, 1000, and 1000 shares of restricted common stock, respectively, pursuant to the company's 2002 restricted stock plan; restrictions on these shares will lapse on the earlier of the date that annual EPS reaches $2.40 or November 1, 2010. At the end of fiscal year 2003 the value of these shares was $214,250 for Mr. Voboril and $42,850 for Messrs. Reinhold and DeAngelo. On November 15, 2002, Messrs. Voboril, Reinhold, and DeAngelo were awarded 5000, 1000, and 1000 shares of restricted stock, respectively, pursuant to the company's 2002 restricted stock plan; restrictions on these shares will lapse on the earlier of the date that annual EPS reaches $2.00 or November 15, 2009. At the end of fiscal year 2002 the value of these shares was $143,500 for Mr. Voboril and $28,700 for Messrs. Reinhold and DeAngelo. On November 15, 2002, Messrs. Voboril and DeAngelo were also awarded 20,000 and 3,500 shares, respectively, pursuant to the company's 2002 restricted stock plan; restrictions on these shares lapsed 50% on November 15, 2003 and 50% on November 15, 2004. At the end of fiscal year 2002 the value of these shares was $574,000 for Mr. Voboril and $100,450 for Mr. DeAngelo.

(3)

For fiscal year 2004, represents (i) the company's matching contributions to the Amended 401(k) Plan of $4,305 for each of Messrs. Voboril, Reinhold and DeAngelo, $1,838 for Mr. Hook, and $3,675 for Mr. Mazza and (ii) the company's 2004 defined contribution to the Amended 401(k) Plan of $10,000 for each of Messrs. Voboril, Reinhold and DeAngelo, $5,188 for Mr. Hook and $8,750 for Mr. Mazza, which contributions consist of 581 shares of the company's common stock for each of Messrs. Voboril, Reinhold and DeAngelo, 302 shares of the company's common stock for Mr. Hook, and 508 shares of the company's common stock for Mr. Mazza. Amounts reported in item (ii) were earned in fiscal year 2004 and paid in fiscal year 2005. The company's employee stock ownership plan, or ESOP, was merged into the Amended 401(k) Plan as of June 29, 2004. For fiscal year 2003, represents (i) the company's matching contributions to the 401(k) Plan of $4,200 for each of Messrs. Voboril, Reinhold and DeAngelo and (ii) the company's 2003 defined contribution under the ESOP of $10,000 for each of Messrs. Voboril, Reinhold, DeAngelo and $1,346 for Mr. Mazza, which contributions consist of 268 shares of the company's common stock for each of Messrs. Voboril, Reinhold, DeAngelo and 36 shares of the company's common stock for Mr. Mazza. Amounts reported in item (ii) were earned in fiscal year 2003 and paid in fiscal year 2004. The stock bonus and money purchase components of the company's ESOP were combined into one stock bonus plan as of December 31, 2002. For fiscal year 2002, represents (i) the company's matching contributions to the 401(k) Plan of $4,200 for Mr. Voboril, $3,067 for Mr. Reinhold, $3,801 for Mr. DeAngelo, (ii) the company's 2002 cash profit sharing earnings of $3,000 for Mr. Voboril, $2,300 to Mr. Reinhold, $2,715 to Mr. DeAngelo, (iii) the company's 2002 profit sharing contribution under the stock bonus component of its ESOP of $6,000 for Mr. Voboril, $4,601 for Mr. Reinhold, $5,730 for Mr. DeAngelo, which contributions consist of 238, 182 and 227 shares of the company's common stock, respectively, and (iv) the company's 2002 defined contribution under the money purchase component of its ESOP of $10,000 for Mr. Voboril, $7,668 for Mr. Reinhold and $9,050 for Mr. DeAngelo, which contributions consist of 396, 304 and 358 shares of the company's common stock, respectively. Amounts reported in items (ii), (iii) and (iv) were earned in fiscal year 2002 and paid in fiscal year 2003.

(4)	Represents amounts earned in fiscal year 2004 which will be or have been paid in fiscal year 2005.

(5)	Represents amounts earned in fiscal year 2003 which were paid in fiscal year 2004.

(6)	Represents amounts earned in fiscal year 2002 which were paid in fiscal year 2003.

(7)	Represents amounts earned and paid in fiscal year 2003.

(8)	Began employment in June 2002.

(9)	Began employment in September 2004.

Stock Options

    The following table sets forth information concerning stock option grants made to the Named Executive Officers in fiscal year 2004, including the potential realizable value over the ten year term of the options, based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These assumed rates of appreciation are mandated by the rules of the United States Securities and Exchange Commission, or the SEC, and do not represent the company's estimate of future stock price performance. Actual gains, if any, on stock option exercises will be dependent on the future performance of the company's common stock.

OPTION GRANTS IN LAST FISCAL YEAR

		Individual Grants
Name	Number of Securities Underlying Options Granted	Percentage of Total Options Granted in Fiscal Year 2003	Exercise Price ($/sh)	Expiration Date	Potential Realizable Value at Assumed Rates of Stock Appreciation Price for Option Term
					5%	10%
Edward F. Voboril	61,500	23.2%	$27.50	6/30/14	$2,754,868	$4,386,667

Lawrence P. Reinhold	12,300	4.6%	$27.50	6/30/14	$550,974	$877,333

Thomas J. Hook	50,000	18.9%	$16.70	6/30/14	$1,360,127	$2,165,775

Larry T. DeAngelo	12,300	4.6%	$27.50	6/30/14	$550,974	$877,333

Thomas J. Mazza	2,800	1.1%	$27.50	6/30/14	$125,425	$199,718

    The following table sets forth information concerning the number of shares and the value of options outstanding as of December 31, 2004 for each Named Executive Officer. The values of in-the-money options have been calculated on the basis of a valuation of $22.42 per share, the closing price per share of the company's common stock on the NYSE on December 31, 2004, less the applicable exercise price.

OPTION EXERCISES AND YEAR-END OPTION VALUES

Name	Number of Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2004		Value of Unexercised In-the-Money Options at December 31, 2004
			Exercisable	Unexercisable	Exercisable	Unexercisable
Edward F. Voboril	10,000	$349,200	295,864	63,688	$1,715,155	$1,395
Lawrence P. Reinhold	8,374	$101,866	48,149	46,587	$—	$—
Thomas J. Hook	—	—	7,800	42,200	$44,616	$241,384
Larry T. DeAngelo	25,600	$893,952	64,974	12,700	$368,739	$—
Thomas J. Mazza	—	—	2,798	4,667	$—	$—

EQUITY COMPENSATION PLAN INFORMATION

    The following table provides information regarding the company's equity compensation plans as of December 31, 2004.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights or upon vesting of shares granted under restricted stock plan	Weighted-average exercise price of outstanding options, warrants and rights; Weighted-average share price of restricted stock shares granted	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	1,249,854	$ 23.68	430,183

Equity compensation plans approved by security holders (2)	40,300	$ 30.47	132,700

Equity compensation plans not approved by security holders	—	—	~~—~~
	____________	____________	___________
Total	1,290,154	$23.89	612,883

(1)

Consists of the company's 1997 stock option plan, 1998 stock option plan and non-employee director stock incentive plan, pursuant to which options to purchase shares of the company's common stock are outstanding and may be granted in the future.

(2)	Consists of the company's 2002 restricted stock plan, pursuant to which shares of the company's common stock have been awarded and may be awarded in the future.

Employment Agreements

    On July 9, 1997, the company entered into an employment agreement with Mr. Voboril, the company's Chairman of the Board, President and Chief Executive Officer. This agreement expired on June 30, 2001 but automatically extends for additional one-year periods until the company or Mr. Voboril gives notice to terminate not less than twelve months prior to the proposed termination date. The company currently pays Mr. Voboril $430,000 annually. The Compensation and Organization Committee and the Board of Directors has the right to increase Mr. Voboril's salary. Under this agreement, Mr. Voboril is entitled to receive a bonus equal to 100% of his current base salary if the company achieves financial targets set by the Board of Directors and reflected in the company's annual budget.

    If the company terminates Mr. Voboril's employment "without cause" or if Mr. Voboril terminates his employment for "good reason," as such terms are defined in the agreement, the company has agreed to pay to Mr. Voboril the greater of $285,000 or his current annual base salary and a bonus for the year of termination equal to a percentage of his base salary. If the company terminates his employment without cause within six months before, or twelve months after, a "change of control" of the company, as that term is defined in the agreement, the company will pay Mr. Voboril an amount equal to his current annual salary and a bonus equal to 100% of his current base salary. In addition, all unvested stock options held by Mr. Voboril will automatically vest and he will have the right to exercise all unexercised options.

    If the company terminates Mr. Voboril's employment for "cause," as that term is defined in the agreement, or if Mr. Voboril terminates his employment without good reason, the company will pay him his accrued base salary and other compensation that has accrued as of the termination date. However, the company will not pay Mr. Voboril an annual bonus if the company terminates his employment with cause, and any stock options granted to Mr. Voboril that have not vested will be forfeited and canceled. If the company terminates Mr. Voboril's employment for cause, the company may, at its election, purchase all of his shares and vested stock options at the lesser of the shares' cost or fair market value. So long as Mr. Voboril's employment is not terminated without cause, he has agreed not to solicit any of the company's employees or to compete, directly or indirectly, with the company during his employment and for two years after his employment ends.

    Mr. Reinhold accepted employment with the company pursuant to the terms of an offer of employment letter, dated May 29, 2002, as amended. Mr. Reinhold currently receives an annual salary of $325,000, and is entitled to one year of severance payments if his employment is involuntarily terminated by the company or voluntarily terminated by him for "good reason," as that term is defined in the change of control agreement between the company and Mr. Reinhold, excluding those provisions of the definition requiring a change of control event. The terms of this change of control agreement are described under the heading "Change of Control Agreements" in this proxy statement.

    Mr. Hook accepted employment with the company pursuant to the terms of an offer of employment letter, dated August 9, 2004. Mr. Hook currently receives an annual salary of $325,000, and is entitled to one year of severance payments if his employment is involuntarily terminated by the company or voluntarily terminated by him for "good reason," as that term is defined in the change of control agreement between the company and Mr. Hook, excluding those provisions of the definition requiring a change of control event. The terms of this change of control agreement are described under the heading "Change of Control Agreements" in this proxy statement.

    Mr. DeAngelo currently receives an annual salary of $240,000 and is entitled to receive one year of severance payments if his employment is involuntarily terminated by the company or voluntarily terminated by him for "good reason," as that term is defined in the change of control agreement between the company and Mr. DeAngelo, excluding those provisions of the definition requiring a change of control event. The terms of this change of control agreement are described under the heading "Change of Control Agreements" in this proxy statement.

Change of Control Agreements

    The company has entered into change of control agreements with Messrs. Voboril, Reinhold, Hook, DeAngelo, Mazza and certain other officers of the company. These agreements provide for the continued employment of the executive for a period of two years following a "change of control" of the company, as that term is defined in the agreement. During this two-year period, the executive would continue to be employed and compensated commensurate with his or her position and compensation prior to the change of control. The agreement terminates (i) upon the executive's death or disability, (ii) for "cause" or (iii) by election of the executive for "good reason," as such terms are defined in the agreement.

    If the company terminates the agreement other than for death, disability or cause, or the executive terminates the agreement for good reason after a change of control, then the executive will be paid an amount equal to (i) two times his or her highest annual salary for the three-year period prior to the date of termination, (ii) the average annualized bonus paid to the executive during the three year period prior to the date of termination, (iii) two times the company's total contributions to the company's retirement plan with respect to the executive for the year preceding the termination, (iv) that portion, if any, of the company's contribution to the executive's 401(k), savings or other similar individual account plan that is not vested as of the date of termination, plus an amount that, when added to this unvested contribution, would be sufficient after applicable taxes to enable the executive to net an amount equal to this unvested contribution and (v) $25,000 for outplacement services utilized by the executive. Moreover, all unvested stock options, stock appreciation rights and restricted stock held by the executive pursuant to any company stock plan, will immediately become fully vested and exercisable. The executive and his or her family are also entitled to continued coverage under the company's medical and other benefits plans for a period of two years on the same terms upon which such coverage was provided prior to such termination. The company will also make any additional tax gross-up payment to the executive as may be necessary to reimburse the executive for any federal or state excise tax liability with respect to any severance payment, other benefit or tax gross-up payment made under the change of control agreement.

Stock Option Plans

    The company has two stock option plans that provide for the issuance of nonqualified and incentive stock options to its key employees and key employees of its subsidiaries. The terms of the company's 1997 stock option plan and 1998 stock option plan are substantially the same and both plans are administered by the company's Compensation and Organization Committee. The 1997 stock option plan authorizes the issuance of options to acquire up to 480,000 shares of common stock and the 1998 stock option plan authorizes the issuance of options to acquire up to 1,220,000 shares of common stock. Options granted under the 1997 and 1998 stock option plans generally vest over a three-to- five-year period and the vesting period can be accelerated depending upon the achievement by the company of performance standards, including earnings targets. Options expire ten years from the date of the grant. Options are granted with exercise prices equal to the fair market value of the common stock on the date of the grant. Options generally are non-transferable, other than by will or the laws of descent and distribution and are exercisable only by the grantee while the grantee is alive. Both of the stock option plans contain a change of control provision. If a change of control of the company occurs, at the discretion of the company's Compensation and Organization Committee, each option granted under the stock option plans may be terminated. If this occurs, the company must pay each optionholder an amount equal to the difference between the fair market value of each share and the exercise price per share. This amount would be payable upon the closing of a transaction that results in a change of control.

    The company has a non-employee director stock incentive plan which has been approved by the company's stockholders and provides for the issuance of non-qualified stock options to non-employee directors to purchase up to 100,000 shares of the company's common stock from its treasury, subject to the terms of the plan. The Compensation and Organization Committee administers the plan. Options granted under the plan become exercisable in three equal annual installments beginning on the first December 31, which is at least six months after the date of grant, and on the two succeeding occurrences of December 31, provided that the individual continues to serve as a non-employee director of the company on each such date. Each stock option terminates on the tenth anniversary of the date of grant unless earlier terminated pursuant to the terms of the plan. The plan contains a change of control provision under which, upon the occurrence of a change of control in the company, each stock option may, at the discretion of the board, be terminated within a specific number of days after notice to the holder of the stock option and each such holder will receive, in respect of each share of common stock for which the stock option then is exercisable, an amount equal to the excess of the then fair market value of such share of common stock over the exercise price per share payable in the same consideration received by the stockholders of the company upon the closing of the transaction that results in the change of control.

Restricted Stock Plan

    The company has a 2002 restricted stock plan which has been approved by the company's stockholders and provides for the granting of stock awards to the company's employees. The Compensation and Organization Committee administers the plan. The number of shares that are reserved and may be issued under the plan cannot exceed 200,000. Restricted stock awards are either time-vested or performance-vested based on the terms of the individual award agreement. Time-vested restricted stock vests 50% on the first anniversary of the date of the award and 50% on the second anniversary of the date of the award. Performance-vested restricted stock vests upon the achievement of certain annual diluted earnings per share targets by the company or the seventh anniversary date of the award.

Incentive Compensation Plans

    The company maintains a cash based key management incentive plan that includes a number of key management employees who receive annual incentive compensation based upon targeted financial performance goals and the achievement of these goals by the company. The range of these incentives varies depending upon the level of the manager and his or her ability to impact the company's performance, as well as the level of achievement of those financial goals by the company.

Stock contribution to Amended 401(k) Plan

    The company sponsored a non-leveraged Employee Stock Ownership Plan, or ESOP, and related trust prior to June 29, 2004. Effective June 29, 2004, the ESOP was merged with the 401(k) Plan and the Stock Bonus Plan into the Amended 401(k) Plan. Under the terms of the Amended 401(k) Plan, there is an annual defined contribution equal to five percent of each employee's eligible annual compensation. This contribution is made to the Amended 401(k) Plan in the form of the company's stock.

Compensation and Organization Committee Interlocks and Insider Participation

    In fiscal year 2004, Messrs. Summer, Summers and Soderberg served on the Compensation and Organization Committee. No person who served as a member of the Compensation and Organization Committee during fiscal year 2004 was (i) an officer or employee of the company or any of its subsidiaries during such fiscal year (ii) formerly an officer of the company or any of its subsidiaries or (iii) had any relationship requiring disclosure by the company under Item 404 of Regulation S-K under the Securities Act of 1933.

COMPENSATION AND ORGANIZATION COMMITTEE REPORT

    Overview. The Compensation and Organization Committee is comprised solely of directors who are not current or former employees of the company. The Compensation and Organization Committee consists of Messrs. Summer, Summers and Soderberg. The Compensation and Organization Committee is responsible for establishing the compensation policies and administering the compensation programs for the company's executive officers.

    Compensation and Organization Committee Objectives. The primary purpose of the Compensation and Organization Committee is to establish the company's executive and director compensation philosophy that will attract, retain and motivate superior executives and ensure that senior executives and directors of the company and its wholly-owned subsidiaries are compensated appropriately in a manner consistent with the compensation philosophy, internal equity considerations, competitive practice and the requirements of the appropriate regulatory bodies. In addition, the Compensation and Organization Committee is responsible for oversight and review of the reporting relationships of the senior executive staff, the quality of the executive team and the process of succession planning and management development within the company.

    The executive compensation program is generally composed of base salary, discretionary performance bonus, and long-term incentives in the form of stock options and restricted stock awards. The compensation program also includes various benefits, including a deferred compensation program for some executives, as well as health insurance plans and programs, pension plans, that are also available to all of the company's full-time associates.

    Base Salary. The Compensation and Organization Committee annually reviews and approves the base salaries of executive officers, taking into consideration individual performance, retention, the level of responsibility, the scope and complexity of the position, and competitive practices.

    Incentive Compensation. The company maintains a cash based key management incentive plan that includes a number of key company managers who receive annual incentive compensation based upon targeted financial performance goals and the achievement of these goals by the company. The range of these incentives varies depending upon the level of the manager and his/her ability to impact the company's performance, as well as the level of achievement of those financial goals by the company.

    Stock Plans. The company has several stock option grant programs including company performance based vesting and long-term incentive plan vesting. The company also has a restricted stock plan for some executives that is also based on company performance vesting. These stock-option programs are used as both a recruiting tool for key managers, as well as a retention tool for executive officers. Performance-based options are tied to the company's financial performance goals and the achievement of those goals by the company. Long term incentive plan options are tied to executive officer retention periods with the company. The 2005 Plan being submitted for approval at this meeting is consistent with the company's desire to offer suitable stock incentive compensation alternatives for both recruiting and retention purposes.

    Compensation of the Chairman of the Board, President and Chief Executive Officer. Compensation of the company's Chairman of the Board, President and Chief Executive Officer, Edward F. Voboril, is determined pursuant to his employment agreement. Under the employment agreement, the company currently pays Mr. Voboril $430,000 annually. The Compensation and Organization Committee and the Board of Directors have the right to increase his salary. Under the employment agreement, Mr. Voboril is entitled to a bonus equal to 100% of his current base salary if the company achieves financial targets set by the Board of Directors and reflected in the company's annual budget. In determining the level of base salary and bonus to be paid to Mr. Voboril in 2004, the Compensation and Organization Committee considered both the value of Mr. Voboril to the company and pay practices for comparable performance in the industry. For 2004, Mr. Voboril's base salary was increased to $430,000 from $380,000. Mr. Voboril earned total bonuses in 2004 of $100,000, which were paid in 2005. The bonus is attributable to the company's achieving adjusted financial targets set by the board and reflected in the company's adjusted annual budget during 2004 and Mr. Voboril's integral role in bringing about these results.

Respectfully submitted,

William B. Summers, Jr., Chair
Thomas S. Summer
Peter H. Soderberg
Members of the Compensation and Organization Committee

AUDIT COMMITTEE REPORT

    The Audit Committee currently consists of Messrs. Summer, Summers and Wareham, each of whom the Board of Directors has determined is "independent" in accordance with applicable law and the listing standards of the New York Stock Exchange and qualifies as an "audit committee financial expert" under applicable rules of the Securities and Exchange Commission. The Audit Committee functions pursuant to a written charter, a copy of which is posted on the company's website at www.greatbatch.com.

    The Audit Committee reviewed and discussed the information contained in the 2004 first, second, third and fourth quarter earnings announcements with management of the company and independent auditors prior to public release. They also reviewed and discussed the information contained in the 2004 first, second and third quarters' Forms 10-Q and full year 10-K with management of the company and independent auditors prior to filing with the Securities and Exchange Commission. In addition, the Audit Committee met regularly with management, internal auditors and independent auditors on various financial and operational matters, including to review plans and scope of audits and audit reports and to discuss necessary action.

    In connection with the company's fiscal 2004 consolidated financial statements, the Audit Committee has:

•	reviewed and discussed with management the company's audited consolidated financial statements as of and for fiscal 2004;

•

discussed with the company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with the Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants and SEC rule 2-07; and

•

received and reviewed the written disclosures and the letter from the company's independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

    Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the board has approved, that the audited consolidated financial statements referred to above be included in the company's Annual Report on Form 10-K for fiscal 2004.

Respectfully submitted,

Thomas S. Summer, Chair
William B. Summers, Jr.
John P. Wareham
Members of the Audit Committee

AUDIT FEES

    The following table sets forth the aggregate fees billed by the company's independent accountants, Deloitte & Touche LLP, the member firms of Deloitte & Touche Tohmatsu and their respective affiliates, or collectively, Deloitte, for services provided to the company during fiscal years 2004 and 2003:

	2004	2003
Audit Fees (a)	$537,500	$210,700
Audit-Related Fees (b)	281,000	40,200

Total Audit and Audit-Related Fees	818,500	250,900
Tax Fees (c)	50,900	290,100
All Other Fees	-	-

Total Fees (d)	$869,400	$541,000

(a)	In 2004, amount included $269,000 for attestation required under Section 404 of the Sarbanes-Oxley Act of 2002.

(b)	In 2004, amount included $260,000 for internal control consulting services related to Section 404 of the Sarbanes-Oxley Act of 2002.

(c)	In 2004, amount primarily relates to tax research and tax audits. In 2003, amount also included tax compliance fees.

(d)	Audit Committee pre-approval of services included in items (a), (b) and (c) was conducted in 2004 and 2003.

    None of the services described above was approved by the Audit Committee under the de minimis exception provided under Securities and Exchange Commission Regulation S-X, Rule 2-01(c)(7)(i)(c).

Audit Committee Pre-Approval Policy on Audit and Non-Audit Services

    As described in the Charter of the Audit Committee (Section III.10), the Audit Committee must review and pre-approve both audit and non-audit services to be provided by the company's independent auditor (other than with respect to de minimis exceptions permitted by the Sarbanes-Oxley Act of 2002). This duty may be delegated to one or more designated members of the Audit Committee with any such pre-approval reported to the audit committee at its next regularly scheduled meeting. Approval of non-audit services will be disclosed to investors in periodic reports required by Section 13(a) of the Securities Exchange Act of 1934.

PERFORMANCE GRAPH

The following graph compares for the thirty-nine month period ended January 2, 2004, the cumulative total stockholder return for the company, the S&P SmallCap 600 Index, and the Coredata Group Index, an index of over 100 medical instruments and supply companies. The graph assumes that $100 was invested on September 29, 2000 in the common stock of the company, the S&P SmallCap 600 Index and the Coredata Group Index, and assumes reinvestment of dividends. The stock price performance shown on the following graph is not necessarily indicative of future price performance.

	9/29/00	12/29/00	12/29/01	1/3/03	1/2/04	12/31/04
Wilson Greatbatch Technologies, Inc.	100	123.50	159.61	125.46	187.32	98.01
Coredata Group Index	100	96.64	110.49	91.52	134.12	159.61
S&P SmallCap 600 Index	100	101.26	107.88	92.10	127.82	156.77

RELATED PARTY TRANSACTIONS

    The company invested approximately $1 million in BIOMEC, Inc. during 2001, and acquired approximately 2% of the outstanding shares.  BIOMEC, Inc. is a small business researcher, developer and manufacturer of advanced medical devices.  Mr. Sanford is an indirect shareholder, member of the executive committee, and non-executive Vice Chairman of BIOMEC, Inc. In 2003, BIOMEC, Inc. sold assets of its Minneapolis operation, Biomec Cardiovascular, Inc. to Medamicus, Inc. As a result of the asset sale, BIOMEC, Inc. shareholders were distributed shares in the new combined entity Enpath Medical, Inc. The company's new basis in BIOMEC, Inc. is approximately $0.7 million, which represents approximately 2% of the outstanding shares, and the company's basis in Enpath Medical, Inc. is approximately $0.3 million, which represents less than 1% of the outstanding shares.

REQUIREMENTS FOR REPORTING SECURITIES OWNERSHIP

    Section 16(a) of the Exchange Act requires the company's executive officers and directors, and persons who own more than ten percent of a registered class of the company's equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish the company with copies of all Section 16(a) forms they file. To the company's knowledge, based solely upon its review of copies of such forms furnished to it, or written representations from reporting persons that no such forms were required for those persons, the company believes that during fiscal year 2004 all filing requirements applicable to executive officers, directors and greater than ten-percent beneficial owners were complied with except that Larry T. DeAngelo and Edward F. Voboril each failed to timely file a report on Form 4 with respect to an exercise of vested options.

PROPOSALS OF STOCKHOLDERS

    Any stockholder who intends to present a proposal intended to be considered for inclusion in the proxy statement for presentation at the company's 2006 Annual Meeting of Stockholders must submit such proposal so that the company receives it by December 30, 2005. The proposal should be submitted to the company's offices in Clarence, New York by certified mail, return receipt requested, and should be directed to the Secretary of the company. In addition, the company's by-laws require that notice of any business proposed by a stockholder to be brought before an annual meeting, whether or not proposed for inclusion in the company's proxy statement, must be received by the Secretary of the company not later than 90 days in advance of the anniversary date of the prior year's annual meeting, which for business proposed for the 2006 Annual Meeting is February 23, 2006.

OTHER MATTERS

    Management does not know of any matters to be presented at this Annual Meeting other than those set forth in this proxy statement and in the notice accompanying this proxy statement. If other matters should properly come before the Annual Meeting, it is intended that the proxy holders will vote on such matters in accordance with their best judgment.

    A copy of the company's Annual Report on Form 10-K for fiscal year 2004 may be obtained without charge by any stockholder of record by written request made to Anthony Borowicz, Treasurer and Director of Investor Relations, Wilson Greatbatch Technologies, Inc., 9645 Wehrle Drive, Clarence, New York 14031.

By Order of the Board of Directors,

LARRY T. DeANGELO
Senior Vice President,
Administration and Secretary

Clarence, New York
April 29, 2005

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS.	Please Mark Here
for Address Change or Comments SEE REVERSE SIDE

1. ELECTION OF DIRECTORS	FOR the nominees listed	WITHHOLD AUTHORITY			FOR	AGAINST	ABSTAIN
Nominees:	at left (except as marked to the contrary below)	to vote for the nominee(s) listed at left	2 .	APPROVE WILSON GREATBATCH TECHNOLOGIES, INC. 2005 STOCK INCENTIVE PLAN
01 Edward F. Voboril 02 Pamela G. Bailey 03 Joseph A. Miller, Jr. 04 Bill R. Sanford 05 Peter H. Soderberg 06 Thomas S. Summer 07 William B. Summers, Jr. 08 John P. Wareham					FOR	AGAINST	ABSTAIN
			3.	APPROVE AMENDMENT TO AMENDED AND RESTATED CERTIFICATE TO CHANGE NAME TO GREATBATCH, INC.

			4 .	In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournments.

(To withhold authority to vote for any individual nominee write his or her name in the space below):	I PLAN TO ATTEND THE ANNUAL MEETING

Signature	Signature	Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
▲ FOLD AND DETACH HERE ▲

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual  meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/gb Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

PROXY                                                                                                                                                PROXY

WILSON GREATBATCH TECHNOLOGIES, INC.

     9645 WEHRLE DRIVE
CLARENCE, NEW YORK 14031
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF STOCKHOLDERS ON MAY 24, 2005

    The undersigned hereby appoints Edward F. Voboril and Larry T. DeAngelo, and each of them, proxies with the powers the undersigned would possess if personally present and with full power of substitution, to vote all shares of common stock of the undersigned at the Annual Meeting of Stockholders of Wilson Greatbatch Technologies, Inc. to be held at Samuel's Grande Manor, 8750 Main Street, Williamsville, New York 14221, on May 24, 2005, and at any adjournment, upon matters described in the Proxy Statement furnished with this proxy card and all other subjects that may properly come before the meeting.

    IF NO DIRECTIONS ARE GIVEN, THE INDIVIDUALS DESIGNATED ABOVE WILL VOTE FOR THE NOMINEES FOR DIRECTOR LISTED IN THE PROXY STATEMENT FURNISHED WITH THIS PROXY CARD, AND AT THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING

    If you have a beneficial interest in shares allocated to your account under the Wilson Greatbatch Technologies, Inc. 401(k) Retirement Plan, then this card also constitutes your voting instructions to the trustee of this plan. If you do not submit a proxy or otherwise provide voting instructions, or if you do not attend the annual meeting and vote by ballot, the trustee of this plan will vote the shares in the same manner and in the same proportion as the shares for which voting instructions are received, except that the trustee, in the exercise of the trustee's fiduciary duties, may determine that the trustee must vote the shares in some other manner. If you plan to attend the meeting, please check the appropriate box on your proxy card, return the proxy card and refer to the map included below containing directions to Samuel's Grande Manor.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲FOLD AND DETACH HERE▲

EXHIBIT A

WILSON GREATBATCH TECHNOLOGIES, INC.

2005 STOCK INCENTIVE PLAN

1         PREAMBLE

        This Wilson Greatbatch Technologies, Inc. 2005 Stock Incentive Plan, as it may be amended from time to time (the "Plan"), is intended to promote the interests of Wilson Greatbatch Technologies, Inc., a Delaware corporation ("WGT" and, together with its Subsidiaries, the "Company"), and its stockholders by providing officers and other employees and non-employee directors of the Company with appropriate incentives and rewards to encourage them to enter into and continue in service to the Company and to acquire a proprietary interest in the long-term success of the Company, while aligning the interests of key employees and management with those of the stockholders.

        This Plan is intended to provide a flexible framework that will permit the development and implementation of a variety of stock-based programs based on changing needs of the Company, its competitive market and the regulatory climate.

2         DEFINITIONS

        As used in the Plan, the following definitions apply to the terms indicated below:

        (a)     "Award Agreement" shall mean the written agreement between the Company and a Participant or other document approved by the Committee evidencing an Incentive Award.

        (b)     "Board of Directors" shall mean the Board of Directors of WGT.

        (c)     "Cause," and the term "for cause" shall mean,

                (1)     with respect to a Participant who is a party to a written employment agreement with the Company, which agreement contains a definition of "for cause" or "cause" (or words of like import) for purposes of termination of employment thereunder by the Company, "for cause" or "cause" as defined in the most recent of such agreements, or

                (2)     in all other cases, as determined by the Committee, in its sole discretion, that one or more of the following has occurred: (A) any intentional or willful failure, or failure due to bad faith, by such Participant to substantially perform his or her duties to the Company which shall not have been corrected within 30 days following written notice thereof, (B) any misconduct by such Participant which is significantly injurious to the Company, (C) any breach by such Participant of any covenant contained in the instrument pursuant to which an Incentive Award is granted, (D) such Participant's conviction of, or entry of a plea of nolo contendere in respect of, any felony which results in, or is reasonably expected to result in, economic or reputational injury to the Company.

        (d)     "Change in Control", unless otherwise defined in an Award Agreement, occurs if

                (1)     any "Person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act of 1934), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total combined voting power of all classes of capital stock of WGT normally entitled to vote for the election of directors of WGT; or

                (2)     the Board of Directors shall approve a sale of all or substantially all of the assets of the Company, in one transaction or a series of related transactions, or

                (3)     the Board of Directors shall approve any merger or consolidation of WGT in which the shareholders of WGT immediately prior to such transaction own, in the aggregate, less than 50% of the total combined voting power of all classes of capital stock of the surviving entity normally entitled to vote for the election of directors of the surviving entity.

        For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) (as in effect on the date hereof) pursuant to the Exchange Act.

        (e)     "Code" shall mean the Internal Revenue Code of 1986, as amended.

        (f)     "Committee" shall mean the Compensation and Organization Committee of the Board of Directors or such other committee as the Board of Directors shall appoint from time to time to administer the Plan; provided, that the Committee shall at all times consist of two or more persons, each of whom shall be a member of the Board of Directors. To the extent required for transactions under the Plan to qualify for the exemptions available under Rule 16b-3 (as defined herein), members of the Committee (or any subcommittee thereof) shall be "non-employee directors" within the meaning of Rule 16b-3. To the extent required for compensation realized from Incentive Awards (as defined herein) under the Plan to be deductible by the Company pursuant to Section 162(m) of the Code, members of the Committee (or any subcommittee thereof) shall be "outside directors" within the meaning of such section.

        (g)     "Company Stock" shall mean the common stock, par value $.01 per share, of WGT.

        (h)     "Covered Employee" means a Participant who is, or could be, a "covered employee" within the meaning of Section 162(m) of the Code.

        (i)     "Disability," unless otherwise provided in an Award Agreement, shall mean

                (1)     with respect to a Participant who is a party to a written employment agreement with the Company, which agreement contains a definition of "disability" or "permanent disability" (or words of like import) for purposes of termination of employment thereunder by the Company, "disability" or "permanent disability" as defined in the most recent of such agreements, or

                (2)     in all other cases, means such Participant's inability to perform substantially his or her duties to the Company by reason of physical or mental illness, injury, infirmity or condition: (A) for a continuous period for 180 days or one or more periods aggregating 180 days in any twelve-month period; (B) at such time as such Participant is eligible to receive disability income payments under any long-term disability insurance plan maintained by the Company; or (C) at such earlier time as such Participant or the Company submits medical evidence, in the form of a physician's certification, that such Participant has a physical or mental illness, injury, infirmity or condition that will likely prevent such Participant from substantially performing his duties for 180 days or longer.

        (j)     "Dividend Equivalents" means a right granted to a Participant pursuant to Section 10 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

        (k)     "Effective Date" shall mean February 21, 2005, the date the Plan was adopted by the Board of Directors, subject to approval by WGT's stockholders. The Plan will be deemed to be approved by the stockholders if it receives the affirmative vote of the holders of a majority of the shares of stock of WGT present or represented and entitled to vote at a meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting and duly held in accordance with the applicable provisions of WGT's Bylaws. Incentive Awards may be granted under the Plan at any time prior to the receipt of stockholder approval; provided, however, that each such grant shall automatically terminate in the vent such approval is not obtained. Without limiting the foregoing, no Option or SAR may be exercised prior to the receipt of such approval, and no share certificate will be issued pursuant to a grant of Restricted Stock or Stock Bonus prior to the receipt of such approval.

        (l)     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        (m)     "Fair Market Value" means, for any particular date, (i) for any period during which the Company Stock shall be listed for trading on a national securities exchange or the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the closing price per share of Company Stock on such exchange or the NASDAQ closing bid price as of the close of such trading day, or (ii) the market price per share of Company Stock as determined in good faith by the Board of Directors in the event (i) above shall not be applicable. If the Fair Market Value is to be determined as of a day when the securities markets are not open, the Fair Market Value on that day shall be the Fair Market Value on the next preceding day when the markets were open.

        (n)     "Incentive Award" shall mean an Option, SAR, share of Restricted Stock, Restricted Stock Unit or Stock Bonus (each as defined herein) granted pursuant to the terms of the Plan.

        (o)     "Incentive Stock Option" shall mean an Option that is an "incentive stock option" within the meaning of Section 422 of the Code.

        (p)     "Issue Date" shall mean the date established by the Committee on which Certificates representing shares of Restricted Stock shall be issued by the Company pursuant to the terms of Section 9(e).

        (q)     "Non-Qualified Stock Option" shall mean an Option that is not an Incentive Stock Option.

        (r)     "Option" shall mean an option to purchase shares of Company Stock granted pursuant to Section 7.

        (s)     "Participant" shall mean an employee, a non-employee consultant or service provider, or non-employee director of the Company to whom an Incentive Award is granted pursuant to the Plan and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be.

        (t)     "Performance-Based Award" means an Award granted to selected Covered Employees pursuant to Sections 9 and 10, but which is subject to the terms and conditions set forth in Section 12. All Performance-Based Awards are intended to qualify as Qualified Performance-Based Compensation.

        (u)     "Performance Criteria" means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Committee), sales or revenue, net income (either before or after taxes), operating earnings or income, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on investment, return on stockholders' equity, return on assets or net assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, cost reduction or savings, customer satisfaction, working capital, earnings or diluted earnings per share, price per share of Company Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

        (v)     "Performance Goals" means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company (determined consistent with U.S. Generally Accepted Accounting Principles), or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

        (w)     "Performance Period" means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to, and the payment of, a Performance-Based Award.

        (x)     "Qualified Performance-Based Compensation" means any compensation that is intended to qualify as "qualified performance-based compensation" as described in Section 162(m)(4)(C) of the Code.

        (y)     A share of "Restricted Stock" shall mean a share of Company Stock that is granted pursuant to the terms of Section 9 hereof and that is subject to the restrictions set forth in Section 9(c).

        (z)     "Restricted Stock Unit" means the right to receive a share of Company Stock that is granted pursuant to the terms of Section 10.

        (aa)     "Rule 16b-3" shall mean the rule thus designated as promulgated under the Exchange Act.

        (bb)     "SAR" shall mean a stock appreciation right granted pursuant to Section 8.

        (cc)     "Stock Bonus" shall mean a bonus payable in shares of Company Stock or a payment made in shares of Company Stock pursuant to a deferred compensation plan of the Company.

        (dd)     "Subsidiary" shall mean any corporation or other entity in which, at the time of reference, the Company owns, directly or indirectly, stock or similar interests comprising more than 50 percent of the combined voting power of all outstanding securities of such entity.

        (ee)     "Vesting Date" shall mean the date established by the Committee on which a share of Restricted Stock or Restricted Stock Unit may vest.

3     STOCK SUBJECT TO THE PLAN

        (a)     Shares Available for Awards

        The total number of shares of Company Stock with respect to which Incentive Awards may be granted shall not exceed 1,000,000 shares. Such shares may be authorized but unissued Company Stock or authorized and issued Company Stock held in the Company's treasury or acquired by the Company for the purposes of the Plan. The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan.

        (b)     Total Grants by Award Type

        The total number of shares of Company Stock to be awarded under the Plan as Options or SARs shall not exceed 1,000,000 shares. The total number of shares of Company Stock to be awarded under the Plan as Incentive Stock Options shall not exceed 1,000,000 shares. The total number of shares of Company Stock to be awarded under the Plan as Restricted Stock, Restricted Stock Units or as Stock Bonuses shall, in the aggregate, not exceed 400,000 shares and no more than 150,000 shares of Restricted Stock or Restricted Stock Units shall be issued in any fiscal year of the Company.

        (c)     Individual Limitation

        The total number of shares of Company Stock subject to Options and SARs awarded to any one employee during any fiscal year of the Company, shall not exceed 100,000 shares. Determinations under the preceding sentence shall be made in a manner that is consistent with Section 162(m) of the Code and regulations promulgated thereunder. The provisions of this Section 3(c) shall not apply in any circumstance with respect to which the Committee determines that compliance with Section 162(m) of the Code is not necessary.

        (d)     Adjustment for Change in Capitalization

        If there is any change in the outstanding shares of Company Stock by reason of a stock dividend or distribution, stock split-up, recapitalization, combination or exchange of shares, or by reason of any merger, consolidation, spinoff or other corporate reorganization in which the Company is the surviving corporation, the number of shares available for issuance both in the aggregate and with respect to each outstanding Incentive Award, the price per share under each outstanding Incentive Award, and the limitations set forth in Section 3(b) and (c), shall be proportionately adjusted by the Committee, whose determination shall be final and binding. After any adjustment made pursuant to this Section 3(d), the number of shares subject to each outstanding Incentive Award shall be rounded to the nearest whole number.

        (e)     Other Adjustments

        In the event of any transaction or event described in Section 3(d) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate (including without limitation any Change in Control), or of changes in applicable laws, regulations or accounting principles, and whenever the Committee determines that action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Incentive Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles, the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, including, if the Committee deems appropriate, the principles of Treasury Regulation Section 1.424-1(a)(5) except to the extent necessary to ensure that the action does not violate Section 409A of the Code, either by amendment of the terms of any outstanding Incentive Awards or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant's request, is hereby authorized to take any one or more of the following actions:

(i) To provide for either (A) termination of any such Incentive Award in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of such Incentive Award or realization of the Participant's rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 3(e) the Committee determines in good faith that no amount would have been attained upon the exercise of such Incentive Award or realization of the Participant's rights, then such Incentive Award may be terminated by the Company without payment) or (B) the replacement of such Incentive Award with other rights or property selected by the Committee in its sole discretion;

(ii) To provide that such Incentive Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and
(iii) To make adjustments in the number and type of shares of Company Stock (or other securities or property) subject to outstanding Incentive Awards, and in the number and kind of outstanding Restricted Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;
(iv) To provide that such Incentive Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and
(v) To provide that the Incentive Award cannot vest, be exercised or become payable after such event.

        (f)     Re-use of Shares

        To the extent that an Incentive Award terminates, expires, is cancelled, forfeited, or lapses for any reason, or if an Incentive Award is settled by payment of cash, any shares of Company Stock subject to the Incentive Award shall again be available for the grant of an Incentive Award pursuant to the Plan. Shares which are used to pay the exercise price of an Option and shares withheld to satisfy tax withholding obligations will not be available for further grants of Incentive Awards pursuant to the Plan. To the extent permitted by applicable law or any exchange rule, shares of Company Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Company Stock available for grant pursuant to this Plan. Dividend Equivalents payable in cash shall not be counted against the shares available for issuance under the Plan.

        (g)     No Repricing

        Absent stockholder approval, neither the Committee nor the Board of Directors shall have any authority, with or without the consent of the affected holders of Incentive Awards, to "reprice" an Incentive Award after the date of its initial grant with a lower exercise price in substitution for the original exercise price. This paragraph may not be amended, altered or repealed by the Board of Directors or the Committee without approval of the stockholders of the Company.

4     ADMINISTRATION OF THE PLAN

        The Plan shall be administered by the Committee. The Committee shall from time to time designate the persons who shall be granted Incentive Awards and the amount, type and other features of each Incentive Award.

        The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and the terms of any Incentive Award issued under it and to adopt such rules and regulations for administering the Plan as it may deem necessary or appropriate. The Committee shall determine whether an authorized leave of absence or absence due to military or government service shall constitute termination of employment. Decisions of the Committee shall be final and binding on all parties. Determinations made by the Committee under the Plan need not be uniform but may be made on a Participant-by-Participant basis. Notwithstanding anything to the contrary contained herein, the Board of Directors may, in its sole discretion, at any time and from time to time, resolve to administer the Plan, in which case the term "Committee" as used herein shall be deemed to mean the Board of Directors.

        The Committee may, in its absolute discretion, without amendment to the Plan, (i) accelerate the date on which any Option or SAR granted under the Plan becomes exercisable, (ii) waive or amend the operation of Plan provisions respecting exercise after termination of service or otherwise adjust any of the terms of such Option or SAR and (iii) accelerate the Vesting Date or Issue Date, or waive any condition imposed hereunder, with respect to any share of Restricted Stock or Restricted Stock Unit or otherwise adjust any of the terms applicable to such share.

        No member of the Committee shall be liable for any action, omission or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5     ELIGIBILITY

        The persons who shall be eligible to receive Incentive Awards pursuant to the Plan shall be such employees of the Company (including employees who are also directors and prospective employees conditioned on their becoming employees), non-employee consultants or service providers, and non-employee directors of the Company as the Committee shall designate from time to time.

6     AWARDS UNDER THE PLAN; AWARD AGREEMENTS

        The Committee may grant Options, SARs, shares of Restricted Stock, Restricted Stock Units and Stock Bonuses, in such amounts and with such terms and conditions as the Committee shall determine, subject to the provisions of the Plan.

        Each Incentive Award granted under the Plan (except an unconditional Stock Bonus) shall be evidenced by an Award Agreement which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable. By accepting an Incentive Award, a Participant thereby agrees that the Incentive Award shall be subject to all of the terms and provisions of the Plan and the applicable Award Agreement.

7     OPTIONS

        (a)     Identification of Options

        Each Option shall be clearly identified in the applicable Award Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. In the absence of such identification, an Option will be deemed to be a Non-Qualified Stock Option.

        (b)     Exercise Price

        Each Award Agreement with respect to an Option shall set forth the amount (the "exercise price") payable by the holder to the Company upon exercise of the Option. The exercise price per share shall be determined by the Committee but shall in no event be less than the Fair Market Value of a share of Company Stock on the date the Option is granted.

        (c)     Term and Exercise of Options

                (1)     The applicable Award Agreement will provide the date or dates on which an Option shall become exercisable. The Committee shall determine the expiration date of each Option; provided, however, that no Incentive Stock Option shall be exercisable more than ten years after the date of grant. Unless the applicable Award Agreement provides otherwise, no Option shall be exercisable prior to the first anniversary of the date of grant.

                (2)     An Option may be exercised for all or any portion of the shares as to which it is exercisable; provided, that no partial exercise of an Option shall be for an aggregate exercise price of less than $1,000. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.

                (3)     Unless the Committee determines otherwise, an Option shall be exercised by delivering notice to the Company's principal office, to the attention of its Secretary (or the Secretary's designee), no less than one nor more than ten business days in advance of the effective date of the proposed exercise. Such notice shall specify the number of shares of Company Stock with respect to which the Option is being exercised and the effective date of the proposed exercise and shall be signed by the Participant or other person then having the right to exercise the Option. Payment for shares of Company Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise by one or a combination of the following means: (i) in cash, by certified check, bank cashier's check or wire transfer; (ii) subject to the approval of the Committee, in shares of Company Stock owned by the Participant for at least six months prior to the date of exercise and valued at their Fair Market Value on the effective date of such exercise; or (iii) by means of a broker assisted cashless exercise procedure complying with applicable law, and (iv) by such other provision as the Committee may from time to time authorize. Any payment in shares of Company Stock shall be effected by the delivery of such shares to the Secretary (or the Secretary's designee) of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Secretary (or the Secretary's designee) of the Company shall require.

                (4)     Certificates for shares of Company Stock purchased upon the exercise of an Option shall be issued in the name of the Participant or other person entitled to receive such shares, and delivered to the Participant or such other person as soon as practicable following the effective date on which the Option is exercised.

        (d)     Limitations on Incentive Stock Options

                (1)     Incentive Stock Options may be granted only to employees of the Company or any "subsidiary corporation" thereof (within the meaning of Section 424(f) of the Code and the applicable regulations thereunder).

                (2)     To the extent that the aggregate Fair Market Value of shares of Company Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company (or any "subsidiary corporation" of the Company within the meaning of Section 424 of the Code) shall exceed $100,000, or such higher value as may be permitted under Section 422 of the Code, such Options shall be treated as Non-Qualified Stock Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

                (3)     No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any "subsidiary corporation" of the Company within the meaning of Section 424 of the Code), unless (i) the exercise price of such Incentive Stock Option is at least 110% of the Fair Market Value of a share of Company Stock at the time such Incentive Stock Option is granted and (ii) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

        (e)     Effect of Termination of Employment

                (1)     Unless the applicable Award Agreement provides or the Committee shall determine otherwise, in the event that the employment of a Participant with the Company shall terminate for any reason other than Cause, Disability or death : (i) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is three months after such termination, on which date they shall expire; and (ii) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. The three-month period described in this Section 7(e)(1) shall be extended to one year in the event of the Participant's death during such three-month period. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

                (2)     Unless the applicable Award Agreement provides or the Committee shall determine otherwise, in the event that the employment of a Participant with the Company shall terminate on account of the Disability or death of the Participant: (i) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the first anniversary of such termination, on which date they shall expire; and (ii) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

                (3)     In the event of the termination of a Participant's employment for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.

        (f)     Acceleration of Exercise Date Upon Change in Control

        Unless the Award Agreement provides or the Committee determines otherwise, upon the occurrence of a Change in Control, each Option granted under the Plan and outstanding at such time shall become fully and immediately exercisable and shall remain exercisable until its expiration, termination or cancellation pursuant to the terms of the Plan. In addition, in the event of a potential Change in Control, the Committee may in its discretion, cancel any outstanding Options and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Options based upon the price per share of Company Stock to be received by other shareholders of the Company in the Change in Control less the exercise price of each Option.

        (g)     Except as otherwise provided in an applicable Award Agreement, during the lifetime of a Participant each Option granted to a Participant shall be exercisable only by the Participant and no Option shall be assignable or transferable otherwise than by will or by the laws of descent and distribution. The Committee may in its sole discretion on a case by case basis, in any applicable agreement evidencing an Option (other than, to the extent inconsistent with the requirements of Section 422 of the Code applicable to Incentive Stock Options), permit a Participant to transfer all or some of the Options to (i) the Participant's Immediate Family Members, or (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members. Following any such transfer, any transferred Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer. "Immediate Family

Members" shall mean a Participant's spouse, child(ren) and grandchild(ren). Notwithstanding the foregoing, Non-Qualified Stock Options may be transferred to a Participant's former spouse pursuant to a property settlement made part of an agreement or court order incident to the divorce.

8     SARS

        (a)     Exercise Price

        The exercise price per share of a SAR shall be determined by the Committee at the time of grant, but shall in no event be less than the Fair Market Value of a share of Company Stock on the date of grant.

        (b)     Benefit Upon Exercise

        The exercise of SARs with respect to any number of shares of Company Stock shall entitle the Participant to receive unrestricted, fully transferable shares of Company Stock, payable within 2½ months of the date on which the SARs are exercised, equal in value to the number of SARs exercised multiplied by (i) the Fair Market Value of a share of Company Stock on the exercise date over (ii) the exercise price of the SAR. Fractional share amounts shall be settled in cash.

        (c)     Term and Exercise of SARS

                (1)     The applicable Award Agreement will provide the dates or dates on which a SAR shall become exercisable. The Committee shall determine the expiration date of each SAR. Unless the applicable Award Agreement provides otherwise, no SAR shall be exercisable prior to the first anniversary of the date of grant.

                (2)     A SAR may be exercised for all or any portion of the shares as to which it is exercisable; provided, that no partial exercise of a SAR shall be for an aggregate exercise price of less than $1,000. The partial exercise of a SAR shall not cause the expiration, termination or cancellation of the remaining portion thereof.

                (3)     Unless the Committee determines otherwise, a SAR shall be exercised by delivering notice to the Company's principal office, to the attention of its Secretary (or the Secretary's designee), no less than one nor more than ten business days in advance of the effective date of the proposed exercise. Such notice shall specify the number of shares of Company Stock with respect to which the SAR is being exercised, and the effective date of the proposed exercise, and shall be signed by the Participant.

        (d)     Effect of Termination of Employment

        The provisions set forth in Section 7(e) with respect to the exercise of Options following termination of employment shall apply as well to such exercise of SARs.

        (e)     Acceleration of Exercise Date Upon Change in Control

        Unless the Award Agreement provides or the Committee determines otherwise, upon the occurrence of a Change in Control, any SAR granted under the Plan and outstanding at such time shall become fully and immediately exercisable and shall remain exercisable until its expiration, termination or cancellation pursuant to the terms of the Plan. In addition, in the event of a potential Change in Control, the Committee may in its discretion, cancel any outstanding SARs and pay to the holders thereof, in stock, the value of such SARs based upon the price per share of Company Stock to be received by other shareholders of the Company in the Change in Control less the exercise price of each SAR.

9     RESTRICTED STOCK

        (a)     Issue Date and Vesting Date

        At the time of the grant of shares of Restricted Stock, the Committee shall establish an Issue Date or Issue Dates and a Vesting Date or Vesting Dates with respect to such shares. The Committee may divide such shares into classes and assign a different Issue Date and/or Vesting Date for each class. If the grantee is employed by the Company on an Issue Date (which may be the date of grant), the specified number of shares of Restricted Stock shall be issued in accordance with the provisions of Section 9(e). Provided that all conditions to the vesting of a share of Restricted Stock imposed pursuant to Section 9(b) are satisfied, and except as provided in Section 9(g), upon the occurrence of the Vesting Date with respect to a share of Restricted Stock, such share shall vest and the restrictions of Section 9(c) shall cease to apply to such share.

        (b)     Conditions to Vesting

        At the time of the grant of shares of Restricted Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate. By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any class or classes of shares of Restricted Stock, that the Participant or the Company achieves such performance goals as the Committee may specify under Section 12.

        (c)     Restrictions on Transfer Prior to Vesting

        Prior to the vesting of a share of Restricted Stock, no transfer of a Participant's rights with respect to such share, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Immediately upon any attempt to transfer such rights, such share, and all of the rights related thereto, shall be forfeited by the Participant.

        (d)     Dividends on Restricted Stock

        The Committee in its discretion may require that any dividends paid on shares of Restricted Stock shall be held in escrow until all restrictions on such shares have lapsed.

        (e)     Issuance of Certificates

                (1)     Reasonably promptly after the Issue Date with respect to shares of Restricted Stock, the Company shall cause to be issued a stock certificate, registered in the name of the Participant to whom such shares were granted, evidencing such shares; provided, that the Company shall not cause such a stock certificate to be issued unless it has received a stock power duly endorsed in blank with respect to such shares. Each such stock certificate shall bear any such legend as the Company may determine.

        Such legend shall not be removed until such shares vest pursuant to the terms hereof.

                (2)     Each certificate issued pursuant to this Section 9(e), together with the stock powers relating to the shares of Restricted Stock evidenced by such certificate, shall be held by the Company in such manner as the Company may determine unless the Committee determines otherwise.

        (f)     Consequences of Vesting

        Upon the vesting of a share of Restricted Stock pursuant to the terms of the Plan and the applicable Award Agreement, the restrictions of Section 9(c) shall cease to apply to such share. Reasonably promptly after a share of Restricted Stock vests, the Company shall cause to be delivered to the Participant to whom such shares were granted, a certificate evidencing such share, free of the legend set forth in Section 9(e). Notwithstanding the foregoing, such share still may be subject to restrictions on transfer as a result of applicable securities laws or pursuant to Section 15.

        (g)     Effect of Termination of Employment

                (1)     Unless the applicable Award Agreement or the Committee determines otherwise, in the event of the termination of a Participant's service to the Company for any reason other than Cause, all shares of Restricted Stock granted to such Participant which have not vested as of the date of such termination shall immediately be forfeited and returned to the Company. The Company also shall have the right to require the return of all dividends paid on such shares, whether by termination of any escrow arrangement under which such dividends are held or otherwise.

                (2)     In the event of the termination of a Participant's employment for Cause, all shares of Restricted Stock granted to such Participant which have not vested prior to the date of such termination shall immediately be forfeited and returned to the Company, together with any dividends credited on such shares by termination of any escrow arrangement under which such dividends are held or otherwise.

        (h)     Effect of Change in Control

        Unless the Award Agreement provides or the Committee determines otherwise, upon the occurrence of a Change in Control, all outstanding shares of Restricted Stock which have not previously vested shall immediately vest. In addition, in the event of a potential Change in Control, the Committee may in its discretion, cancel any outstanding shares of Restricted Stock and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such shares of Restricted Stock based upon the price per share of Company Stock to be received by other shareholders of the Company in the Change in Control.

10     RESTRICTED STOCK UNITS

        (a)     Vesting Date

        At the time of the grant of Restricted Stock Units, the Committee shall establish a Vesting Date or Vesting Dates with respect to such shares. The Committee may divide such shares into classes and assign a different Vesting Date for each class. Provided that all conditions to the vesting of a Restricted Stock Unit imposed pursuant to Section 10(c) are satisfied, and except as provided in Section 10(d), upon the occurrence of the Vesting Date with respect to a Restricted Stock Unit, such Restricted Stock Unit shall vest and shares of Stock will be delivered pursuant to Section 10(c).

        (b)     Dividend Equivalents

        Any Participant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on the shares of Company Stock that are subject to any award of Restricted Stock Units, to be credited as of dividend payment dates, during the period between the date the award is granted and the date the award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional Restricted Stock Units by such formula and at such time and subject to such limitations as may be determined by the Committee.

        (c)     Benefit Upon Vesting

        Upon the vesting of a Restricted Stock Unit, the Participant shall be entitled to receive one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or, in the sole discretion of the Committee, an amount, payable within 2 ½ months of the date on which such Restricted Stock Units vests, equal to the Fair Market Value of a share of Company Stock on the date on which such Restricted Stock Unit vests. Notwithstanding the foregoing, shares of Company Stock issued may be subject to restrictions on transfer as a result of applicable securities laws or pursuant to Section 15.

        (d)     Conditions to Vesting

        At the time of the grant of Restricted Stock Units, the Committee may impose such restrictions or conditions to the vesting of such Restricted Stock Units as it, in its absolute discretion, deems appropriate. By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any class or classes of Restricted Stock Units, that the Participant or the Company achieves such performance goals as the Committee may specify under Section 12.

        (e)     Effect of Termination of Employment

                (1)     Unless the applicable Award Agreement or the Committee determines otherwise, Restricted Stock Units that have not vested, together with any dividends credited on such Restricted Stock Units, shall be forfeited upon the Participant's termination of employment for any reason other than Cause.

                (2)     In the event of the termination of a Participant's employment for Cause, all Restricted Stock Units granted to such Participant which have not vested as of the date of such termination shall immediately be forfeited, together with any dividends credited on such shares.

        (f)     Effect of Change in Control

        Unless the Award Agreement provides or the Committee determines otherwise, upon the occurrence of a Change in Control all outstanding Restricted Stock Units which have not theretofore vested shall immediately vest. In addition, in the event of a potential Change in Control, the Committee may in its discretion, cancel any outstanding Restricted Stock Units and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Restricted Stock Units based upon the price per share of Company Stock to be received by other shareholders of the Company in the Change in Control.

11     STOCK BONUSES

        In the event that the Committee grants a Stock Bonus, a certificate for the shares of Company Stock comprising such Stock Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is payable.

12     PERFORMANCE-BASED AWARDS

        (a)     Purpose.

        The purpose of this Section 12 is to provide the Committee the ability to qualify Incentive Awards other than Options and SARs that are granted pursuant to Sections 9 and 10 as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Section 12 shall control over any contrary provision contained in Sections 9 and 10; provided, however, that the Committee may in its discretion grant Incentive Awards to Covered Employees and to other Participants that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Section 12.

        (b)     Applicability.

        This Section 12 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Incentive Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

        (c)     Procedures with Respect to Performance-Based Awards.

        To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Incentive Award granted under Sections 9 and 10 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

        (d)     Payment of Performance-Based Awards.

        Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if, and to the extent, the Performance Goals for such period are achieved.

        (e)     Additional Limitations.

        Notwithstanding any other provision of the Plan, any Incentive Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

13     RIGHTS AS A STOCKHOLDER

        No person shall have any rights as a stockholder with respect to any shares of Company Stock covered by or relating to any Incentive Award until the date of issuance of a stock certificate with respect to such shares.

        Except as otherwise expressly provided in Section 3(d), no adjustment to any Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

14     DEFERRAL OF AWARDS

        The Committee may permit or require the deferral of payment or settlement of any Restricted Stock Unit or Stock Bonus subject to such rules and procedures as it may establish. Payment or settlement of Options or SARs may not be deferred unless such deferral would not cause the provisions of Section 409A of the Code to be violated.

15     RESTRICTION ON TRANSFER OF SHARES

        The Committee may impose, either in the Award Agreement or at the time shares of Company Stock are issued in settlement of an Incentive Award, restrictions on the ability of the Participant to sell or transfer such shares of Company Stock.

16     NO SPECIAL EMPLOYMENT RIGHTS; NO RIGHT TO INCENTIVE AWARD

        Nothing contained in the Plan or any Award Agreement shall confer upon any Participant any right with respect to the continuation of employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant.

        No person shall have any claim or right to receive an Incentive Award hereunder. The Committee's granting of an Incentive Award to a Participant at any time shall neither require the Committee to grant any other Incentive Award to such Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other person.

17     SECURITIES MATTERS

        (a)     The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933 of any interests in the Plan or any shares of Company Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Company Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of the New York Stock Exchange or any other securities exchange or automated quotation system on which shares of Company Stock are listed. Certificates evidencing shares of Company Stock issued pursuant to the terms hereof, may bear such legends, as the Committee or the Company, in its sole discretion, deems necessary or desirable to insure compliance with applicable securities laws.

        (b)     The transfer of any shares of Company Stock hereunder shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of the New York Stock Exchange or any other securities exchange or automated quotation system on which shares of Company Stock are listed. The Committee may, in its sole discretion, defer the effectiveness of any transfer of shares of Company stock hereunder in order to allow the issuance of such shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Company shall inform the Participant in writing of the Committee's decision to defer the effectiveness of a transfer. During the period of such a deferral in connection with the exercise of an Option, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

        (c)     It is intended that the Plan be applied and administered in compliance with Rule 16b-3. If any provision of the Plan would be in violation of Rule 16b-3 if applied as written, such provision shall not have effect as written and shall be given effect so as to comply with Rule 16b-3, as determined by the Committee. The Committee is authorized to amend the Plan and to make any such modifications to Award Agreements to comply with Rule 16b-3, as it may be amended from time to time, and to make any other such amendments or modifications deemed necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.

18     WITHHOLDING TAXES

        Whenever cash is to be paid pursuant to an Incentive Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto.

        Whenever shares of Company Stock are to be delivered pursuant to an Incentive Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. With the approval of the Committee, which it shall have sole discretion to grant and which approval may be evidenced by the presence in the Award Agreement of an appropriate reference to such right, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery shares of Company Stock having a value equal to the minimum amount of tax required to be withheld. Such shares shall be valued at their Fair Market Value on the date as of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an Incentive Award. Any tax withholding above the minimum amount of tax required to be withheld must be deducted from other amounts payable to the Participant or must be paid in cash by the Participant.

19     NOTIFICATION OF ELECTION UNDER SECTION 83(b) OF THE CODE

        If any Participant shall, in connection with the acquisition of shares of Company Stock under the Plan, make the election permitted under Section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in Section 83(b)) and permitted under the terms of the Award Agreement, such Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Code Section 83(b).

20     NOTIFICATION UPON DISQUALIFYING DISPOSITION UNDER SECTION
        421(b) OF THE CODE

        Each Award Agreement with respect to an Incentive Stock Option shall require the Participant to notify the Company of any disposition of shares of Company Stock issued pursuant to the exercise of such Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) within ten days of such disposition.

21     AMENDMENT OR TERMINATION OF THE PLAN

        The Board of Directors may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that stockholder approval shall be required if and to the extent required by Rule 16b-3 or by any comparable or successor exemption under which the Board of Directors believes it is appropriate for the Plan to qualify, or if and to the extent the Board of Directors determines that such approval is appropriate for purposes of satisfying Section 162(m), Section 422 or Section 409A of the Code or any applicable rule or listing standard of any stock exchange, automated quotation system or similar organization. Nothing herein shall restrict the Committee's ability to exercise its discretionary authority pursuant to Section 4, which discretion may be exercised without amendment to the Plan. No action hereunder may, without the consent of a Participant, reduce the Participant's rights under any outstanding Incentive Award.

22     NO OBLIGATION TO EXERCISE

        The grant to a Participant of an Option or SAR shall impose no obligation upon such Participant to exercise such Option or SAR.

23     TRANSFERS UPON DEATH; NONASSIGNABILITY

        Upon the death of a Participant outstanding Incentive Awards granted to such Participant may be exercised only by the executor or administrator of the Participant's estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution. No transfer of an Incentive Award by will or the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with (a) written notice thereof and with a copy of the Will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Incentive Award.

        Except as otherwise provided, no Incentive Award or interest in it may be transferred, assigned, pledged or hypothecated by the Participant, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

24     EXPENSES AND RECEIPTS

        The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Incentive Award will be used for general corporate purposes.

25     FAILURE TO COMPLY

        In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant (or beneficiary) to comply with any of the terms and conditions of the Plan or the applicable Award Agreement, unless such failure is remedied by such Participant (or beneficiary) within ten days after notice of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Incentive Award, in whole or in part, as the Committee, in its sole discretion, may determine.

26     EFFECTIVE DATE AND TERM OF PLAN

        The Plan shall be effective as of the Effective Date. Unless earlier terminated by the Board of Directors, the right to grant Incentive Awards under the Plan will terminate on the tenth anniversary of the Effective Date. Incentive Awards outstanding at Plan termination will remain in effect according to their terms and the provisions of the Plan.

27     APPLICABLE LAW

        Except to the extent preempted by any applicable federal law, the Plan will be construed and administered in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws thereunder.